Filed Pursuant to Rule 424(b)(5)
Registration No. 333-277323

PROSPECTUS SUPPLEMENT

(To Prospectus dated May 13, 2025)

Pfizer Inc.

$500,000,000 FLOATING RATE NOTES DUE 2027

$1,000,000,000 3.875% NOTES DUE 2027

$1,000,000,000 4.200% NOTES DUE 2030

$1,250,000,000 4.500% NOTES DUE 2032

$1,250,000,000 4.875% NOTES DUE 2035

$500,000,000 5.600% NOTES DUE 2055

$500,000,000 5.700% NOTES DUE 2065

The floating rate notes (the “floating rate notes”) will mature on November 15, 2027, the 2027 notes (the “2027 notes”) will mature on November 15, 2027, the 2030 notes (the “2030 notes”) will mature on November 15, 2030, the 2032 notes (the “2032 notes”) will mature on November 15, 2032, the 2035 notes (the “2035 notes”) will mature on November 15, 2035, the 2055 notes (the “2055 notes”) will mature on November 15, 2055 and the 2065 notes (the “2065 notes”) will mature on November 15, 2065. We refer to the 2027 notes, the 2030 notes, the 2032 notes, the 2035 notes, the 2055 notes and the 2065 notes collectively as the “fixed rate notes,” and the fixed rate notes and the floating rate notes collectively as the “notes.” The notes will be our unsecured and unsubordinated debt obligations and will not have the benefit of any sinking fund. The notes will rank equally in right of payment with all other unsubordinated indebtedness of Pfizer from time to time outstanding. Interest on the floating rate notes will be payable quarterly in arrears on February 15, May 15, August 15 and November 15 of each year, beginning on February 15, 2026. Interest on the fixed rate notes will be payable semi-annually in arrears on May 15 and November 15 of each year, beginning on May 15, 2026. The fixed rate notes of each series are redeemable in whole or in part at our option at the prices set forth in this prospectus supplement. We may not redeem the floating rate notes at our option prior to maturity.

Investing in the notes involves risks. See “Risk Factors” beginning on page S-4 of this prospectus supplement and beginning on page 15 of our Annual Report on Form 10-K for the year ended December 31, 2024, as well as the risk factors contained in documents we file with the U.S. Securities and Exchange Commission (the “SEC”) which are incorporated by reference into this prospectus supplement and the accompanying prospectus.

	Public Offering Price(1)	Underwriting Discount	Offering Proceeds to Pfizer, Before Expenses
Per Floating Rate Note	100.000%	0.200%	99.800%
Floating Rate Notes Total	$500,000,000	$1,000,000	$499,000,000
Per 2027 Note	99.989%	0.200%	99.789%
2027 Notes Total	$999,890,000	$2,000,000	$997,890,000
Per 2030 Note	99.921%	0.350%	99.571%
2030 Notes Total	$999,210,000	$3,500,000	$995,710,000
Per 2032 Note	99.781%	0.400%	99.381%
2032 Notes Total	$1,247,262,500	$5,000,000	$1,242,262,500
Per 2035 Note	99.985%	0.450%	99.535%
2035 Notes Total	$1,249,812,500	$5,625,000	$1,244,187,500
Per 2055 Note	99.655%	0.750%	98.905%
2055 Notes Total	$498,275,000	$3,750,000	$494,525,000
Per 2065 Note	99.237%	0.750%	98.487%
2065 Notes Total	$496,185,000	$3,750,000	$492,435,000

(1)	Plus accrued interest from November 21, 2025, if settlement occurs after that date.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the notes through the facilities of The Depository Trust Company (“DTC”) for the accounts of its direct participants, including Clearstream Banking, société anonyme and Euroclear Bank S.A./N.V., as operator of the Euroclear System, against payment therefor in New York, New York on or about November 21, 2025.

Joint Book-Running Managers

Citigroup	Deutsche Bank Securities	J.P. Morgan	Mizuho

Barclays	HSBC	UBS Investment Bank

Co-Managers

BNP PARIBAS	RBC Capital Markets	Academy Securities	Siebert Williams Shank

November 18, 2025

PROSPECTUS SUPPLEMENT

PROSPECTUS

No person is authorized to give any information or to make any representations other than those contained or incorporated by reference in this prospectus supplement or the accompanying prospectus and any free writing prospectus we may provide you in connection with this offering. We and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus supplement and the accompanying prospectus are not an offer to sell or the solicitation of an offer to buy any securities in any jurisdiction where it is unlawful. Neither the delivery of this prospectus supplement or the accompanying prospectus, nor any sale of notes made under these documents, will, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus supplement, the accompanying prospectus or any free writing prospectus we may provide you in connection with this offering or that the information contained or incorporated by reference is correct as of any time subsequent to the date of such information. You should assume that the information in this prospectus supplement and the accompanying prospectus, as well as the information incorporated by reference in this prospectus supplement and the accompanying

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prospectus, is accurate only as of the date of the documents containing the information, unless the information specifically indicates that another date applies. Our business, financial condition, results of operations and prospects may have changed since those dates.

This document is in two parts. The first is this prospectus supplement, which describes the specific terms of this offering. The second part, the accompanying prospectus, contains a description of our debt securities and gives more general information, some of which may not apply to this offering. This prospectus supplement also adds to, updates and changes information contained in the accompanying prospectus. If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement. The accompanying prospectus is part of a registration statement that we filed with the SEC using a shelf registration statement. Under the shelf registration process, from time to time, we may offer and sell securities in one or more offerings.

References in this prospectus supplement to “Pfizer,” the “Company,” “we,” “us” and “our” are to Pfizer Inc. and its consolidated subsidiaries unless otherwise stated or the context so requires.

Solely for convenience, the trademarks referred to in this prospectus supplement are without the “®” and “™” symbols, but such references are not intended to indicate, in any way, that the applicable owner will not assert, to the fullest extent under applicable law, its rights or the rights of the applicable licensors to these trademarks. All trademarks mentioned are the property of their owners.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus, as well as the information incorporated by reference in this prospectus supplement and the accompanying prospectus, may include forward-looking statements made within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such forward-looking statements involve substantial risks, uncertainties and potentially inaccurate assumptions. These statements may be identified by using words such as “will,” “may,” “could,” “likely,” “ongoing,” “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “assume,” “target,” “forecast,” “guidance,” “goal,” “objective,” “aim,” “seek,” “potential,” “hope” and other words and terms of similar meaning or by using future dates. We include forward-looking information in our discussion of the following, among other topics: our anticipated operating and financial performance, including financial guidance and projections; reorganizations, business plans, strategy, goals and prospects; expectations for our product pipeline (including products from completed or anticipated acquisitions), in-line products and product candidates, including anticipated regulatory submissions, data read-outs, study starts, approvals, launches, discontinuations, clinical trial results and other developing data; revenue contribution and projections; potential pricing and reimbursement; potential market dynamics, including demand, market size and utilization rates; and growth, performance, timing of exclusivity and potential benefits; strategic reviews, leverage and capital allocation objectives, dividends and share repurchases; plans for and prospects of our acquisitions, dispositions and other business development activities, and our ability to successfully capitalize on growth opportunities and prospects; sales, expenses, interest rates, foreign exchange rates and the outcome of contingencies, such as legal proceedings; expectations regarding the impact of or changes to existing or new government regulations, laws or policies; our ability to anticipate and respond to and our expectations regarding the impact of macroeconomic, geopolitical, health and industry trends, pandemics, acts of war and other large-scale crises; and manufacturing and product supply.

In particular, forward-looking information in this prospectus supplement, the accompanying prospectus and the documents incorporated herein and therein by reference includes statements relating to specific future actions, performance and effects, including, among others, the expected benefits of the organizational changes to our operations; our anticipated operating and financial performance; our ongoing efforts to respond to COVID-19; our expectations regarding the impact of COVID-19 on our business, operations and financial results; the expected revenue, seasonality of demand and phasing for certain of our products; expected patent terms; the expected impact of patent expiries and generic and biosimilar competition; the expected pricing pressures on our products and the anticipated impact to our business; the expected impact of the IRA Medicare Part D Redesign; the benefits expected from our business development transactions, including our acquisition of Seagen Inc., our acquisition of Metsera, Inc. (“Metsera”) and our licensing agreement with 3SBio; the availability of raw materials; our efforts to develop plans to help mitigate the impact, and potential impact, of tariffs on our business and operations; our anticipated cash flows and liquidity position; the anticipated costs, savings and potential benefits from certain of our initiatives, including our enterprise-wide Realigning Our Cost Base Program and our Manufacturing Optimization Program to reduce our cost of goods sold; our voluntary agreement with the U.S. Government designed to lower drug costs for U.S. patients and to include Pfizer products in a direct purchasing platform, and Pfizer’s plans to further invest in U.S. manufacturing; our expectations regarding product supply; our planned capital spending; and our capital allocation framework.

A list and description of risks, uncertainties and other matters can be found in our Annual Report on Form 10-K for the year ended December 31, 2024 and in our Quarterly Report on Form 10-Q for the quarterly period ended September 28, 2025, in each case, including in the sections thereof captioned “Forward-Looking Information and Factors That May Affect Future Results” and “Risk Factors,” and in this prospectus supplement and the accompanying prospectus, in each case, including in the section thereof captioned “Risk Factors.” You should understand that it is not possible to predict or identify all such factors. Consequently, you should not consider any such list to be a complete set of all potential risks or uncertainties.

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We cannot guarantee that any forward-looking statement will be realized. Achievement of anticipated results is subject to substantial risks, uncertainties and inaccurate assumptions. Should known or unknown risks or uncertainties materialize, or should underlying assumptions prove inaccurate, actual results could vary materially from past results and those anticipated, estimated or projected. You should bear this in mind as you consider forward-looking statements, and you are cautioned not to put undue reliance on forward-looking statements.

We undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law or by the rules and regulations of the SEC. You are advised, however, to consult any further disclosures we make on related subjects in our Form 10-K, 10-Q and 8-K reports and our other filings with the SEC.

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SUMMARY

The following summary highlights information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. It does not contain all of the information that you should consider before investing in the notes. You should carefully read this entire prospectus supplement, as well as the accompanying prospectus and the documents incorporated by reference that are described under “Where You Can Find More Information.”

Pfizer Inc.

Pfizer Inc. is a research-based, global biopharmaceutical company. We apply science and our global resources to bring therapies to people that extend and significantly improve their lives through the discovery, development, manufacture, marketing, sale and distribution of biopharmaceutical products worldwide. We work across developed and emerging markets to advance wellness, prevention, treatments and cures that challenge the most feared diseases of our time. We collaborate with healthcare providers, governments and local communities to support and expand access to reliable, affordable healthcare around the world.

We are committed to strategically capitalizing on growth opportunities, primarily by advancing our own product pipeline and maximizing the value of our existing products, but also through various business development activities. We view our business development activity as an enabler of our strategies and seek to generate growth by pursuing opportunities and transactions that have the potential to strengthen our business and our capabilities. We assess our business, assets and scientific capabilities/portfolio as part of our regular, ongoing portfolio review process and also continue to consider business development activities that will help advance our business strategy.

Pfizer Inc. was incorporated under the laws of the State of Delaware on June 2, 1942. Our principal executive offices are located at 66 Hudson Boulevard East, New York, New York 10001-2192, and our telephone number is (212) 733-2323.

THE OFFERING

The following is a brief summary of the terms and conditions of this offering. It does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms and conditions of the offering of the notes, you should carefully read this prospectus supplement, as well as the accompanying prospectus and the documents incorporated herein and therein by reference.

Issuer	Pfizer Inc.

Securities Offered	$500,000,000 aggregate principal amount of floating rate notes due 2027;

$1,000,000,000 aggregate principal amount of 3.875% notes due 2027;

$1,000,000,000 aggregate principal amount of 4.200% notes due 2030;

$1,250,000,000 aggregate principal amount of 4.500% notes due 2032;

$1,250,000,000 aggregate principal amount of 4.875% notes due 2035;

$500,000,000 aggregate principal amount of 5.600% notes due 2055; and

$500,000,000 aggregate principal amount of 5.700% notes due 2065.

Original Issue Date	November 21, 2025.

Maturity Date	November 15, 2027 for the floating rate notes;

November 15, 2027 for the 2027 notes;

November 15, 2030 for the 2030 notes;

November 15, 2032 for the 2032 notes;

November 15, 2035 for the 2035 notes;

November 15, 2055 for the 2055 notes; and

November 15, 2065 for the 2065 notes.

Interest Rate	Interest on the floating rate notes will accrue at a floating rate, reset quarterly on each Floating Rate Interest Payment Date (as defined herein), equal to Compounded SOFR (as defined herein), plus 0.500% (as described in “Description of Notes — Interest—Floating Rate Notes”);

3.875% per annum for the 2027 notes;

4.200% per annum for the 2030 notes;

4.500% per annum for the 2032 notes;

4.875% per annum for the 2035 notes;

5.600% per annum for the 2055 notes; and

5.700% per annum for the 2065 notes.

Interest Payment Dates	Interest on the floating rate notes will accrue from and including November 21, 2025, and is payable quarterly in arrears on February 15, May 15, August 15 and November 15 of each year, beginning on February 15, 2026.

Interest on the fixed rate notes will accrue from and including November 21, 2025, and is payable on May 15 and November 15 of each year, beginning on May 15, 2026.

Optional Redemption	We will have the right at our option to redeem the fixed rate notes of any series, in whole or in part, at any time or from time to time, at the redemption prices described in “Description of Notes—Optional Redemption; No Sinking Fund.” We may not redeem the floating rate notes at our option prior to maturity.

Priority	The notes will be unsecured general obligations of Pfizer and will rank equally in right of payment with all other unsubordinated indebtedness of Pfizer from time to time outstanding. The notes will not be obligations of or guaranteed by any of Pfizer’s subsidiaries and as a result will be structurally subordinated to the existing and future liabilities of any of our subsidiaries and any subsidiaries that Pfizer may in the future acquire or establish. As of September 28, 2025, our wholly owned subsidiaries had indebtedness of approximately $61.7 billion aggregate principal amount constituting debt securities and other short-term borrowings. Approximately $61.7 billion aggregate principal amount of such subsidiary indebtedness constituted debt securities that are fully and unconditionally guaranteed by Pfizer Inc. and includes $28 billion aggregate principal amount of senior notes issued by Pfizer Investment Enterprises Pte. Ltd. (“Pfizer Singapore”) and $3.8 billion aggregate principal amount of senior notes issued by Pfizer Netherlands International Finance B.V. (“Pfizer Netherlands”). Pfizer Singapore and Pfizer Netherlands are each a “finance subsidiary” (as such term is used in Regulation S-X Rule 13-01) that have no assets or operations, and will have no assets or operations, other than as related to the issuance, administration and repayment of such senior notes and any other debt securities that Pfizer Singapore or Pfizer Netherlands, in each case, may issue in the future that are fully and unconditionally guaranteed by us.

Further Issuances	We may, without the consent of the holders of notes of any series, issue additional notes having the same priority in right of payment and the same interest rate, maturity and other terms as the notes (except for the issue price and the public offering price).

Denomination	We will issue the notes in denominations of $2,000 and in integral multiples of $1,000 in excess of $2,000.

Use of Proceeds	We estimate that the net proceeds of this offering will be approximately $5,966,010,000, after deducting the underwriting discounts, but before deducting expenses of the offering. We intend to use the net proceeds from the sale of the notes for general corporate purposes, including the acquisition of Metsera and the refinancing of existing indebtedness. See “Use of Proceeds.”

Trading	The notes will not be listed on any national securities exchange or be quoted on any automated dealer quotation system.

Trustee	The Bank of New York Mellon

Calculation Agent	The Bank of New York Mellon

Risk Factors	You should consider carefully all the information set forth and incorporated by reference in this prospectus supplement and the accompanying prospectus and, in particular, you should evaluate the information set forth under the heading “Risk Factors” in this prospectus supplement and beginning on page 15 of our Annual Report on Form 10-K for the year ended December 31, 2024 before investing in the notes.

RISK FACTORS

Before purchasing the notes, you should consider carefully the information under the headings “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024 as well as the risks contained in other documents we file with the SEC and the following risk factors. You should also carefully consider the other information included in this prospectus supplement, the accompanying prospectus and other information incorporated by reference herein and therein. Each of the risks described in these documents could materially and adversely affect our business, financial condition, results of operations and prospects, and could result in a partial or complete loss of your investment. See “Where You Can Find More Information.”

The notes are unsecured and will be effectively junior to our secured indebtedness to the extent of the collateral therefor.

The notes are our unsecured general obligations. Holders of our secured indebtedness, if any, will have claims that are prior to your claims as holders of the notes, to the extent of the assets securing such indebtedness. Thus, in the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding, our pledged assets would be available to satisfy obligations of our secured indebtedness before any payment could be made on the notes. To the extent that such assets cannot satisfy in full our secured indebtedness, the holders of such indebtedness would have a claim for any shortfall that would rank equally in right of payment with the notes. In any of the foregoing events, we cannot assure you that there will be sufficient assets to pay amounts due on the notes. As a result, holders of the notes may receive less, ratably, than holders of our secured indebtedness. As of September 28, 2025, Pfizer Inc. had no secured indebtedness.

Active trading markets may not develop for the notes and the notes may trade at a discount from their initial offering price.

The notes are new issuances of securities for which no public trading markets currently exist. Although the underwriters have informed us that they intend to make markets in the notes, they are not obligated to do so, and any such market-making activities may be discontinued at any time without notice. Accordingly, liquid markets for the notes may not develop or be maintained. The notes will not be listed on any national securities exchange or be quoted on any automated dealer quotation system.

In addition, subsequent to their initial issuance, the notes may trade at a discount from their initial offering price, depending upon prevailing interest rates, the markets for similar notes, our performance and other factors. The markets for the notes may not be free from disruptions that may adversely affect the prices at which you may sell the notes.

Holders of the notes will be structurally subordinated to our subsidiaries’ third-party indebtedness and obligations.

The notes are obligations of Pfizer Inc. exclusively and not of any of our subsidiaries. A significant portion of our operations is conducted through our subsidiaries. Our subsidiaries are separate legal entities that have no obligation to pay any amounts due under the notes or to make any funds available therefor, whether by dividends, loans or other payments. Except to the extent we are a creditor with recognized claims against our subsidiaries, all claims of third-party creditors (including trade creditors) and holders of preferred stock, if any, of our subsidiaries will have priority with respect to the assets of such subsidiaries over the claims of our creditors, including holders of the notes. Consequently, the notes will be structurally subordinated to all existing and future liabilities of any of our subsidiaries and any subsidiaries that we may in the future acquire or establish. As of September 28, 2025, our wholly owned subsidiaries had indebtedness of approximately $61.7 billion aggregate principal amount constituting debt securities and other short-term borrowings. Approximately $61.7 billion aggregate principal amount of such subsidiary indebtedness constituted debt securities that are fully and unconditionally guaranteed by Pfizer Inc. and includes $28 billion aggregate principal amount of senior notes issued by Pfizer Singapore and $3.8 billion aggregate principal amount of senior notes issued by Pfizer Netherlands. Pfizer Singapore and Pfizer Netherlands are each a “finance subsidiary” (as such term is used in Regulation S-X Rule 13-01) that have no assets or operations, and will have no assets or operations, other than as related to the issuance, administration and repayment of such senior notes and any other debt securities that Pfizer Singapore or Pfizer Netherlands, in each case, may issue in the future that are fully and unconditionally guaranteed by us.

The amount of interest payable on any floating rate notes is set only once per quarterly period based on the Benchmark, which rate may fluctuate substantially.

The amount of interest payable on the floating rate notes may bear interest at a floating rate determined by reference to one or more interest rate bases, such as the federal funds rate, the treasury rate, the prime rate, the secured overnight financing rate (“SOFR”) or other such interest rate basis or interest rate formula as specified in this prospectus supplement (with respect to the floating rate notes, the “Benchmark”), plus a spread specified in this prospectus supplement. The floating rate may be volatile over time, which could result in holders of the floating rate notes experiencing a decline in their receipt of interest and also could cause a decline in the market price of the floating rate notes. We have no control over a number of factors that may affect market rates, including geopolitical conditions and economic, financial, political, regulatory, judicial or other events that affect the markets generally and that are important in determining the existence, magnitude and longevity of market rate risk. Furthermore, you should note that historical levels, fluctuations and trends of the applicable Benchmark are not necessarily indicative of future levels. Any historical upward or downward trend in the Benchmark is not an indication that the Benchmark is more or less likely to increase or decrease at any time during the life of the floating rate notes, and you should not take the historical levels of the Benchmark as an indication of its future performance. You should further note that, although the actual Benchmark on an interest payment date or at other times during an interest rate period (an “Interest Period”) may be higher than the Benchmark on the applicable date on which the interest rate is determined for such Interest Period (the “Determination Date”), you will not benefit from the Benchmark at any time other than on such Determination Date. As a result, changes in the Benchmark may not result in a comparable change in the market value of the floating rate notes.

Compounded SOFR with respect to a particular interest period will only be capable of being determined near the end of the relevant interest period.

The level of Compounded SOFR applicable to a particular interest period with respect to the floating rate notes and, therefore, the amount of interest payable with respect to such interest period will be determined on the Determination Date for such Interest Period. Because each such date is near the end of such interest period, you will not know the amount of interest payable with respect to a particular interest period until shortly prior to the related floating rate interest payment date and it may be difficult for you to reliably estimate the amount of interest that will be payable on each such floating rate interest payment date.

Reform of SOFR and the regulation or discontinuation of this and other Benchmarks may adversely affect the value of and return on any debt securities based on or linked to a Benchmark.

SOFR and other indices which are deemed “benchmarks” have been the subject of recent national, international, and other regulatory guidance and reform. These reforms may cause such Benchmarks to perform differently than in the past, or to be discontinued, or have other consequences which cannot be predicted. Any such consequence could have a material adverse effect on the value of and return on any debt securities based on or linked to a Benchmark.

Any of the international, national or other proposals for reform or the general increased regulatory scrutiny of Benchmarks could increase the costs and risks of administering or otherwise participating in the setting of a Benchmark and complying with any such regulations or requirements. Such factors may have the effect of discouraging market participants from continuing to administer or participate in certain Benchmarks, trigger changes in the rules or methodologies used in certain Benchmarks, or lead to the disappearance of certain Benchmarks.

Any consequential changes to SOFR or any other Benchmark as a result of United States, European Union or other international, national or other proposals for reform or other initiatives or investigations, or any further uncertainty in relation to the timing and manner of implementation of such changes could have a material adverse effect on the trading market for, value of and return on any debt securities based on or linked to such Benchmark.

SOFR published by the New York Federal Reserve has a limited history. The future performance of SOFR cannot be predicted based on the historical performance of SOFR.

Publication of SOFR began in April 2018, and it therefore has a limited history. The future performance of SOFR cannot be predicted based on the limited historical performance. Future levels of SOFR may bear little or no relation to the historical level of SOFR. Prior observed patterns, if any, in the behavior of market variables and their relation to SOFR, such as correlations, may change in the future. Because only limited historical data have been released by the New York Federal Reserve, such analysis inherently involves assumptions, estimates and approximations. The future performance of SOFR is impossible to predict, and therefore no future performance of SOFR or the floating rate notes, which are linked to SOFR, may be inferred from any of the historical actual or historical indicative data. Hypothetical or historical performance data are not indicative of, and have no bearing on, the potential performance of SOFR or the floating rate notes. Changes in the levels of SOFR may affect the return on the floating rate notes and the trading price of the floating rate notes, but it is impossible to predict whether such levels will rise or fall.

Any failure of SOFR to maintain market acceptance could adversely affect the value of the floating rate notes.

SOFR was developed for use in certain U.S. dollar derivatives and other financial contracts as an alternative to the U.S. dollar London Interbank Offered Rate (“LIBOR”) in part because it is considered to be a good representation of general funding conditions in the overnight U.S. Treasury repurchase agreement market. However, as a rate based on transactions secured by U.S. Treasury securities, it does not measure bank-specific credit risk and, as a result, is less likely to correlate with the unsecured short-term funding costs of banks. This may mean that market participants would not consider SOFR to be a suitable substitute, replacement or successor for all of the purposes for which U.S. dollar LIBOR historically has been used (including, without limitation, as a representation of the unsecured short-term funding costs of banks), which may, in turn, lessen market acceptance of SOFR. Any failure of SOFR to maintain market acceptance could adversely affect the return on and value of the floating rate notes and the price at which holders of the floating rate notes can sell the floating rate notes in the secondary market.

In addition, if SOFR does not continue to be widely used as a benchmark in securities that are similar or comparable to the floating rate notes, the trading price of the floating rate notes may be lower than those of securities that are linked to rates that are more widely used. Similarly, market terms for floating rate debt securities linked to SOFR, such as the spread over the base rate reflected in interest rate provisions or the manner of compounding the base rate, may evolve over time, and trading prices of the floating rate notes may be lower than those of later-issued SOFR-based debt securities as a result. Holders of the floating rate notes may not be able to sell the floating rate notes at all or may not be able to sell the floating rate notes at prices that will provide them with a yield comparable to similar investments that have a developed secondary market and may consequently suffer from increased pricing volatility and market risk.

SOFR may be more volatile than other benchmark or market rates.

Since the initial publication of SOFR, daily changes in the rate have, on occasion, been more volatile than daily changes in other benchmark or market rates during corresponding periods. In addition, although changes in term

SOFR, simple average SOFR and compounded average SOFR for an applicable period (“Compounded SOFR”) generally are not expected to be as volatile as changes in SOFR on a daily basis, the return on, value of and market for the floating rate notes may fluctuate more than floating rate debt securities with interest rates based on less volatile rates. In addition, the volatility of SOFR has reflected the underlying volatility of the overnight U.S. Treasury repo market. The Federal Reserve Bank of New York has at times conducted operations in the overnight U.S. Treasury repo market in order to help maintain the federal funds rate within a target range. There can be no assurance that the Federal Reserve Bank of New York will continue to conduct such operations in the future, and the duration and extent of any such operations is inherently uncertain. The effect of any such operations, or of the cessation of such operations to the extent they are commenced, is uncertain and could be materially adverse to investors in the floating rate notes.

The interest rate on our floating rate notes is based on Compounded SOFR and the SOFR Index, both of which have a limited history in the marketplace.

The interest rate for each Interest Period on our floating rate notes will be based on Compounded SOFR, which will be calculated according to a specific formula described in this prospectus supplement using the SOFR Index published by the New York Federal Reserve and not by using SOFR published on or in respect of a particular date during such Interest Period or an arithmetic average of SOFR during such period. For this and other reasons, the interest rate on the floating rate notes during any Interest Period will not necessarily be the same as the interest rate on other SOFR-linked investments that use an alternative basis to determine the applicable interest rate. Further, if SOFR in respect of a particular date during an Interest Period is negative, its contribution to the SOFR Index will be less than one, resulting in a reduction to Compounded SOFR used to calculate the interest payable on the floating rate notes on the interest payment date for such Interest Period.

In addition, the New York Federal Reserve only began publishing the SOFR Index on March 2, 2020. Accordingly, the use of the SOFR Index or the specific formula for Compounded SOFR used in the floating rate notes may not be widely adopted by other market participants, if at all. You should carefully review the specific formula for Compounded SOFR as described under “Description of Notes—Interest—Floating Rate Notes” before making an investment in the floating rate notes. If the market adopts a different calculation method than used in the indenture governing the floating rate notes, that would likely adversely affect the market value of the floating rate notes.

The SOFR Index may be modified or discontinued, and the floating rate notes may bear interest by reference to a rate other than Compounded SOFR, either of which could adversely affect the value of the floating rate notes.

The SOFR Index is published by the New York Federal Reserve based on data received by it from sources other than us, and we have no control over its methods of calculation, publication schedule or rate revision practices, or availability of the SOFR Index at any time. There can be no guarantee, particularly given its relatively recent introduction, that the SOFR Index will not be discontinued or fundamentally altered in a manner that is materially adverse to the interests of investors in the floating rate notes. If the manner in which the SOFR Index is calculated, including the manner in which SOFR is calculated, is changed, that change may result in a reduction in the amount of interest payable on the floating rate notes and the trading prices of Compounded SOFR. In addition, the New York Federal Reserve may withdraw, modify or amend the published SOFR Index or SOFR data in its sole discretion and without notice. Unless otherwise specified in this prospectus supplement, the interest rate on the floating rate notes for any Interest Period will not be adjusted for any modifications or amendments to the SOFR Index or SOFR data that the New York Federal Reserve may publish after the interest rate for that Interest Period has been determined.

If we or our designee determines that a Benchmark Transition Event (as defined under “Description of Notes—Interest—Floating Rate Notes”) and its related Benchmark Replacement Date (as defined under “Description of Notes—Interest—Floating Rate Notes”) has occurred, the interest rate on the floating rate notes will no longer be determined by reference to Compounded SOFR, but instead by reference to a different rate or a different Benchmark (as defined under “Description of Notes—Interest—Floating Rate Notes”), plus a spread adjustment, which we refer to as a “Benchmark Replacement,” as further described under “Description of Notes—Interest—Floating Rate Notes.”

If a particular Benchmark Replacement cannot be determined, then the next available Benchmark Replacement will apply. These replacement rates and adjustments may be selected, recommended or formulated by (i) the Relevant Governmental Body (as defined under “Description of Notes—Interest—Floating Rate Notes”) (such as the Federal Reserve Board), (ii) the International Swaps and Derivatives Association (“ISDA”) or (iii) in certain circumstances, us or our designee. In addition, the terms of the floating rate notes expressly authorize us or our designee to make Benchmark Replacement Conforming Changes (as defined under “Description of Notes—Interest—Floating Rate Notes”) with respect to, among other things, changes to the definition or interpretation of “Interest Period,” the timing and frequency of determining rates and making payments of interest, the rounding of amounts or tenors and other administrative matters. The determination of a Benchmark Replacement, the calculation of the interest rate on the floating rate notes by reference to a Benchmark Replacement (including the application of a Benchmark Replacement Adjustment), any implementation of Benchmark Replacement Conforming Changes and any other determinations, decisions or elections that may be made under the terms of the floating rate notes in connection with a Benchmark Transition Event, could adversely affect the value of the floating rate notes, the return on the floating rate notes and the price at which you can sell the floating rate notes.

In addition, it is possible that (i) the Benchmark Replacement may not be the economic equivalent of Compounded SOFR and does not perform in the same way as Compounded SOFR would have at any time, (ii) the Benchmark Replacement fails to gain market acceptance, (iii) the Benchmark Replacement may have a very limited history and the future performance of the Benchmark Replacement may not be predictable based on historical performance, (iv) the secondary trading market for the floating rate notes linked to the Benchmark Replacement may be limited and (v) the administrator of the Benchmark Replacement may make changes that could change the value of the Benchmark Replacement or discontinue the Benchmark Replacement. As a result, any Benchmark Transition Event could adversely affect the value of the floating rate notes, the return on the floating rate notes and the price at which you can sell the floating rate notes.

We or our designee will have authority to make determinations, elections, calculations and adjustments that could affect the value of and your return on the floating rate notes.

We or our designee will make certain determinations, decisions, elections, calculations and adjustments with respect to the floating rate notes, including in connection with any Benchmark Transition Event and Benchmark Replacement, that may adversely affect the value of and your return on the floating rate notes. In particular, if a Benchmark Transition Event occurs with respect to the floating rate notes, the applicable Benchmark Replacement will be determined in accordance with the Benchmark transition provisions governing the floating rate notes, and we or our designee can make certain adjustments in connection with the implementation of the applicable Benchmark Replacement. Moreover, certain determinations may require the exercise of discretion and the making of subjective judgments, such as with respect to the Benchmark Replacement or the occurrence or non-occurrence of a Benchmark Transition Event. Because the continuation of SOFR on the current basis cannot and will not be guaranteed, and because the applicable Benchmark Replacement is uncertain, we or our designee are likely to exercise more discretion in respect of calculating interest payable on the floating rate notes than would be the case in the absence of a Benchmark Transition Event.

Although we or our designee will exercise judgment in good faith when performing such functions, potential conflicts of interest may exist between us or our designee and you. Unless otherwise specified in this prospectus supplement, all determinations, decisions and elections by us or our designee are in our or such designee’s sole discretion and will be conclusive for all purposes and binding on us and holders of the floating rate notes absent manifest error. Further, notwithstanding anything to the contrary in the documentation relating to the floating rate notes, and unless otherwise specified in this prospectus supplement, all determinations, decisions and elections by us or our designee will become effective without consent from the holders of the floating rate notes or any other party. These potentially subjective determinations may adversely affect the value of the floating rate notes, the return on the floating rate notes and the price at which you can sell such floating rate notes.

USE OF PROCEEDS

We expect to receive net proceeds from this offering of approximately $5,966,010,000 (after deducting the underwriting discounts, but before deducting expenses of the offering). We intend to use the net proceeds from the sale of the notes for general corporate purposes, including the acquisition of Metsera and the refinancing of existing indebtedness.

DESCRIPTION OF NOTES

The notes are a series of debt securities described in the accompanying prospectus. Reference should be made to the accompanying prospectus for a detailed summary of additional provisions of the notes and of the indenture, dated as of September 7, 2018, between Pfizer Inc. and The Bank of New York Mellon, as trustee, which we refer to as the “base indenture,” as supplemented by the sixth supplemental indenture to be dated as of November 21, 2025, between Pfizer Inc. and The Bank of New York Mellon, as trustee, which we refer to as the “sixth supplemental indenture.” When we refer to the “indenture,” we mean the base indenture as supplemented by the sixth supplemental indenture. The following description is a summary of selected portions of the base indenture and the sixth supplemental indenture. It does not restate the base indenture or the sixth supplemental indenture, and those documents, not this description, define your rights as a holder of the notes.

References in this section to “Pfizer,” “we,” “us” and “our” are to Pfizer Inc., unless otherwise stated or the context so requires. The provisions described in the accompanying prospectus under the heading “Description of Debt Securities—Defeasance” will apply to the notes.

Principal, Maturity and Interest

The floating rate notes will initially be limited to $500,000,000 aggregate principal amount, the 2027 notes will initially be limited to $1,000,000,000 aggregate principal amount, the 2030 notes will initially be limited to $1,000,000,000 aggregate principal amount, the 2032 notes will initially be limited to $1,250,000,000 aggregate principal amount, the 2035 notes will initially be limited to $1,250,000,000 aggregate principal amount, the 2055 notes will initially be limited to $500,000,000 aggregate principal amount and the 2065 notes will initially be limited to $500,000,000 aggregate principal amount. The floating rate notes will mature on November 15, 2027, the 2027 notes will mature on November 15, 2027, the 2030 notes will mature on November 15, 2030, the 2032 notes will mature on November 15, 2032, the 2035 notes will mature on November 15, 2035, the 2055 notes will mature on November 15, 2055 and the 2065 notes will mature on November 15, 2065. We will issue the notes in denominations of $2,000 and in integral multiples of $1,000 in excess of $2,000.

The floating rate notes will bear interest at a floating rate, reset quarterly, equal to Compounded SOFR (as defined herein), plus 0.500%. Interest on the floating rate notes will accrue from and including November 21, 2025, and is payable quarterly in arrears on February 15, May 15, August 15 and November 15 of each year, beginning on February 15, 2026. Interest will accrue on the floating rate notes from the date of original issuance.

Interest on the 2027 notes will accrue at the annual rate of 3.875%, interest on the 2030 notes will accrue at the annual rate of 4.200%, interest on the 2032 notes will accrue at the annual rate of 4.500%, interest on the 2035 notes will accrue at the annual rate of 4.875%, interest on the 2055 notes will accrue at the annual rate of 5.600% and interest on the 2065 notes will accrue at the annual rate of 5.700%. Interest on the fixed rate notes will accrue from and including November 21, 2025, and is payable on May 15 and November 15 of each year, beginning on May 15, 2026. Interest on the notes will be computed on the basis of a 360-day year comprised of twelve 30-day months.

We will make each interest payment to the holders of record of floating rate notes at the close of business on February 1, May 1, August 1 and November 1 (whether or not that date is a business day), respectively, immediately preceding the relevant interest payment date. We will make each interest payment to the holders of record of the fixed rate notes at the close of business on May 1 or November 1 immediately preceding the relevant interest payment date.

The Bank of New York Mellon (the “Trustee”), through its corporate trust office in the Borough of Manhattan, City of New York (in such capacity, the “paying agent”) will act as our paying agent with respect to the notes. Payments of principal, interest and premium, if any, will be made by us through the paying agent to DTC as described under “—Book-Entry System.”

Interest—Floating Rate Notes

The floating rate notes will mature on November 15, 2027.

The floating rate notes will bear interest at a floating rate, reset quarterly on each Floating Rate Interest Payment Date, equal to Compounded SOFR, plus 0.500%. In no event will the interest on the floating rate notes be less than zero. Interest on the floating rate notes will be payable quarterly in arrears on February 15, May 15, August 15 and November 15 of each year, beginning on February 15, 2026, and at maturity (each a “Floating Rate Interest Payment Date”), to holders of record on the date that is 15 calendar days prior to each Floating Rate Interest Payment Date, on February 1, May 1, August 1 and November 1 (whether or not that date is a business day), respectively, immediately preceding such interest payment date. Interest on the floating rate notes will accrue from and including the most recent Floating Rate Interest Payment Date or, if no interest has been paid, from the settlement date of the floating rate notes. If the February 15, May 15, August 15 or November 15 of any year is not a business day, then the next succeeding business day will be the applicable Floating Rate Interest Payment Date and interest on the floating rate notes will be paid on such next succeeding business day (unless such next succeeding business day falls in the succeeding calendar month, in which case the applicable Floating Rate Interest Payment Date will be the business day immediately preceding such February 15, May 15, August 15 or November 15, and interest on the floating rate notes will be paid on such immediately preceding business day). If the maturity date of the floating rate notes is not a business day, the payment of principal of, and interest on, the floating rate notes will be made on the next succeeding business day, and no interest will accrue for the period from and after the maturity date.

The “initial Interest Period” means the period from and including the settlement date of the floating rate notes to, but excluding, the first Floating Rate Interest Payment Date. Thereafter, each “Interest Period” means the period from and including a Floating Rate Interest Payment Date to, but excluding, the immediately succeeding Floating Rate Interest Payment Date (such succeeding Floating Rate Interest Payment Date, the “Latter Floating Rate Interest Payment Date”); provided that the final interest period for the floating rate notes will be the period from and including the Floating Rate Interest Payment Date immediately preceding the maturity date of the floating rate notes to, but excluding, the maturity date. Interest on the floating rate notes will be computed on the basis of the actual number of days elapsed over a 360-day year.

The interest rate for the initial Interest Period will be Compounded SOFR determined on February 12, 2026, plus 0.500%. Thereafter, the interest rate for any Interest Period will be Compounded SOFR, as determined on the applicable date that is the second U.S. Government Securities Business Day (as defined below) preceding such Floating Rate Interest Payment Date (the “Interest Determination Date”), plus a margin of 0.500%.

The Bank of New York Mellon, or its successor appointed by us, will act as calculation agent for the floating rate notes (the “Calculation Agent”).

The amount of interest accrued and payable on the floating rate notes for each Interest Period will be equal to the product of (i) the outstanding principal amount of the floating rate notes multiplied by (ii) the product of (a) the interest rate for the relevant Interest Period multiplied by (b) the quotient of the actual number of calendar days in such Interest Period divided by 360. In no event will the interest rate on the floating rate notes be less than zero.

As used herein the following terms have the meanings assigned to them:

“Compounded SOFR” means, with respect to any Interest Period, the rate computed in accordance with the following formula set forth below (and the resulting percentage will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point (e.g., 9.753973% (or .09753973) being rounded down to 9.75397% (or .0975397) and 9.753978% (or .09753978) being rounded up to 9.75398% (or ..0975398)):

where:

“SOFR IndexStart” is the SOFR Index value for the day that is two U.S. Government Securities Business Days preceding the first date of the relevant Interest Period;

“SOFR IndexEnd” is the SOFR Index value for the day that is two U.S. Government Securities Business Days preceding the Latter Floating Rate Interest Payment Date relating to such Interest Period; and

“dc” is the actual number of calendar days from (and including) SOFR IndexStart to (but excluding) SOFR IndexEnd (the actual number of calendar days in the applicable Observation Period).

For purposes of determining Compounded SOFR, “SOFR Index” means, with respect to any U.S. Government Securities Business Day:

(1)

SOFR Index value as published by the New York Federal Reserve as such index appears on the New York Federal Reserve’s Website at 3:00 p.m. (New York time) on such U.S. Government Securities Business Day (the “SOFR Determination Time”); provided that:

(2)	if a SOFR Index value does not so appear as specified in clause (1) above at the SOFR Determination Time, then:

(i)

a Benchmark Transition Event and its related Benchmark Replacement Date (each as defined below) have not occurred with respect to SOFR, then Compounded SOFR shall be the rate determined pursuant to the “SOFR Index Unavailable” provisions described below; or

(ii)

a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to SOFR, then Compounded SOFR shall be the rate determined pursuant to the “Effect of a Benchmark Transition Event” provisions described below.

“New York Federal Reserve” means the Federal Reserve Bank of New York (or a successor administrator of the Secured Overnight Financing Rate)

“New York Federal Reserve’s Website” means the website of the New York Federal Reserve, currently at http://www.newyorkfed.org, or any successor source.

“Observation Period” means, in respect of each Interest Period, the period from and including two U.S. Government Securities Business Days preceding the first date of such relevant Interest Period to but excluding two U.S. Government Securities Business Days preceding the Latter Floating Rate Interest Payment Date for such Interest Period; provided that the first Observation Period shall be the period from and including two U.S. Government Securities Business Days preceding the settlement date of the floating rate notes to, but excluding, the two U.S. Government Securities Business Days preceding the first Floating Rate Interest Payment Date.

“Secured Overnight Financing Rate” or “SOFR” means the daily secured overnight financing rate as provided by the New York Federal Reserve on the New York Federal Reserve’s Website.

“U.S. Government Securities Business Day” means any day except for a Saturday, Sunday or a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.

Notwithstanding anything to the contrary in the documentation relating to the Floating Rate Notes, if we or our designee determines on or prior to the relevant Reference Time (as defined below) that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to determining Compounded SOFR, then the benchmark replacement provisions set forth below under “Effect of Benchmark Transition Event” will thereafter apply to all determinations of the rate of interest payable on the Floating Rate Notes.

SOFR and the SOFR Index

SOFR is published by the New York Federal Reserve and is intended to be a broad measure of the cost of borrowing cash overnight collateralized by U.S. Treasury securities.

The SOFR Index is published by the New York Federal Reserve and measures the cumulative impact of compounding SOFR on a unit of investment over time, with the initial value set to 1.00000000 on April 2, 2018, the first value date of SOFR. The SOFR Index value reflects the effect of compounding SOFR each business day and allows the calculation of compounded SOFR averages over custom time periods.

The New York Federal Reserve notes on its publication page for the SOFR Index that use of the SOFR Index is subject to important limitations, indemnification obligations and disclaimers, including that the New York Federal Reserve may alter the methods of calculation, publication schedule, rate revision practices or availability of the SOFR Index at any time without notice. The interest rate for any interest period will not be adjusted for any modifications or amendments to the SOFR Index or SOFR data that the New York Federal Reserve may publish after the interest rate for that interest period has been determined.

SOFR Index Unavailable

If a SOFR IndexStart or SOFR IndexEnd is not published on the associated Interest Determination Date and a Benchmark Transition Event and its related Benchmark Replacement Date have not occurred with respect to the Secured Overnight Financing Rate, “Compounded SOFR” means, for the applicable Interest Period for which such index is not available, the rate of return on a daily compounded interest investment calculated in accordance with the formula for SOFR Averages, and definitions required for such formula, published on the New York Federal Reserve’s Website at https://www.newyorkfed.org/markets/treasury-repo-reference-rates-information. For the purposes of this provision, references in the SOFR Averages compounding formula and related definitions to “calculation period” shall be replaced with “Observation Period” and the words “that is, 30-, 90-, or 180-calendar days” shall be removed. If the daily Secured Overnight Financing Rate (“SOFRi”) does not so appear for any day, “i” in the Observation Period, SOFRi for such day “i” shall be SOFR published in respect of the first preceding U.S. Government Securities Business Day for which the Secured Overnight Financing Rate was published on the New York Federal Reserve’s Website.

Effect of a Benchmark Transition Event

If we or our designee determine on or prior to the relevant Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the then-current Benchmark, the Benchmark Replacement will replace the then-current Benchmark for all purposes relating to the floating rate notes in respect of all determinations on such date and for all determinations on all subsequent dates.

In connection with the implementation of a Benchmark Replacement, we or our designee will have the right to make Benchmark Replacement Conforming Changes from time to time.

Any determination, decision or election that may be made by us or our designee pursuant to this section, including a determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection:

(1)	will be conclusive and binding absent manifest error;

(2)	will be made in our or our designee’s sole discretion; and

(3)

notwithstanding anything to the contrary in the documentation relating to the floating rate notes, shall become effective without consent from the holders of the floating rate notes or any other party.

As used herein the following terms have the meanings assigned to them:

“Benchmark” means, initially, Compounded SOFR, as such term is defined above; provided that if we or our designee determine on or prior to the Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Compounded SOFR (or the published daily SOFR Index used in the calculation thereof) or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement.

“Benchmark Replacement” means the first alternative set forth in the order below that can be determined by us or our designee as of the Benchmark Replacement Date:

(1)

the sum of (a) the alternate rate of interest that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark and (b) the Benchmark Replacement Adjustment;

(2)	the sum of (a) the ISDA Fallback Rate and (b) the Benchmark Replacement Adjustment; or

(3)

the sum of (a) the alternate rate of interest that has been selected by us or our designee as the replacement for the then-current Benchmark giving due consideration to any industry-accepted rate of interest as a replacement for the then-current Benchmark for U.S. dollar-denominated floating rate notes at such time and (b) the Benchmark Replacement Adjustment.

“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by us or our designee as of the Benchmark Replacement Date:

(1)

the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero), that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement;

(2)	if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, the ISDA Fallback Adjustment; or

(3)

the spread adjustment (which may be a positive or negative value or zero) that has been selected by us or our designee giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated floating rate notes at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of the Interest Period, timing and frequency of determining rates and making payments of interest, rounding of amounts or tenors and other administrative matters) that we or our designee decide may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if we or our designee decide that adoption of any portion of such market practice is not administratively feasible or if we or our designee determine that no market practice for use of the Benchmark Replacement exists, in such other manner as we or our designee determine is reasonably necessary).

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark (including the daily published component used in the calculation thereof):

(1)

in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark (or such component); or

(2)	in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, if the event that gives rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.

For the avoidance of doubt, for purposes of the definitions of Benchmark Replacement Date and Benchmark Transition Event, references to Benchmark also include any reference rate underlying such Benchmark.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark (including the daily published component used in the calculation thereof):

(1)

a public statement or publication of information by or on behalf of the administrator of the Benchmark (or such component) announcing that such administrator has ceased or will cease to provide the Benchmark (or such component), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component);

(2)

a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark (or such component), the central bank for the currency of the Benchmark (or such component), an insolvency official with jurisdiction over the administrator for the Benchmark (or such component), a resolution authority with jurisdiction over the administrator for the Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark, which states that the administrator of the Benchmark (or such component) has ceased or will cease to provide the Benchmark (or such component) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component); or

(3)	a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.

“ISDA Fallback Adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark for the applicable tenor.

“ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.

“Reference Time” with respect to any determination of the Benchmark means (1) if the Benchmark is Compounded SOFR, the SOFR Determination Time, and (2) if the Benchmark is not Compounded SOFR, the time determined by us or our designee after giving effect to the Benchmark Replacement Conforming Changes.

“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

The interest rate and amount of interest to be paid on the floating rate notes for each interest period will be determined by the Calculation Agent. All determinations made by the Calculation Agent shall, in the absence of willful misconduct or manifest error, be conclusive for all purposes and binding on us and the holders of the floating rate notes. So long as Compounded SOFR is required to be determined with respect to the floating rate notes, there will at all times be a calculation agent. In the event that any then acting calculation agent shall be unable or unwilling to act, or that such calculation agent shall fail duly to establish Compounded SOFR for any interest period, or Pfizer proposes to remove such calculation agent, Pfizer shall appoint another calculation agent. None of the Trustee, the paying agent, nor the Calculation Agent shall have any duty or liability in connection with the determination of any Benchmark Transition Event, Benchmark Replacement, Benchmark Replacement Conforming Changes, or any other related matter as provided in this section.

Certain Other Considerations Relating to Floating Rate Notes

None of the Trustee, the paying agent, or the Calculation Agent shall be under any obligation (i) to monitor, determine or verify the unavailability or cessation of SOFR or the SOFR Index or any other Benchmark, or whether or when there has occurred, or to give notice to any other transaction party of the occurrence of, any Benchmark Transition Event or related Benchmark Replacement Date, (ii) to select, determine or designate any Benchmark Replacement, or other successor or replacement benchmark index, or to determine whether any conditions to the designation of such a rate or index have been satisfied, (iii) to select, determine or designate any Benchmark Replacement Adjustment or Unadjusted Benchmark Replacement, or other modifier to any replacement or successor index, or (iv) to determine whether or what Benchmark Replacement Conforming Changes are necessary or advisable, if any, in connection with any of the foregoing, including, but not limited to, as to any spread adjustment thereon, the business day convention, interest determination dates or any other relevant methodology applicable to such substitute or successor Benchmark. In connection with the foregoing, each of the Trustee, the paying agent and the Calculation Agent shall be entitled to conclusively rely on any determinations made by Pfizer or its designee without independent investigation, and none will have any liability for actions taken at Pfizer’s direction in connection therewith.

None of the Trustee, the paying agent or the Calculation Agent shall be liable for any inability, failure or delay on its part to perform any of its duties set forth in this prospectus supplement as a result of the unavailability of SOFR, the SOFR Index or other applicable Benchmark Replacement, including as a result of any failure, inability, delay, error or inaccuracy on the part of any other transaction party in providing any direction, instruction, notice or information required or contemplated by the terms of this prospectus supplement and reasonably required for the performance of such duties. In connection with any determination made hereunder, none of the Trustee, the paying agent or the Calculation Agent shall be responsible or liable for Pfizer’s actions or omissions or those of its designee, or for any failure or delay in the performance by Pfizer or its designee, nor shall any of the Trustee, the paying agent or the Calculation Agent be under any obligation to oversee or monitor the Pfizer’s performance or that of its designee.

Priority

The notes will be unsecured general obligations of Pfizer and will rank equally with all other unsubordinated indebtedness of Pfizer from time to time outstanding. As of September 28, 2025, our wholly owned subsidiaries had indebtedness of approximately $61.7 billion aggregate principal amount constituting debt securities and other short-term borrowings. Approximately $61.7 billion aggregate principal amount of such subsidiary indebtedness constituted debt securities that are fully and unconditionally guaranteed by Pfizer Inc., including $28 billion aggregate principal amount of senior notes issued by Pfizer Singapore and $3.8 billion aggregate principal amount of senior notes issued by Pfizer Netherlands. Pfizer Singapore and Pfizer Netherlands are each a “finance subsidiary” (as such term is used in Regulation S-X Rule 13-01) that have no assets or operations, and will have no assets or operations, other than as related to the issuance, administration and repayment of such senior notes and any other debt securities that Pfizer Singapore or Pfizer Netherlands, in each case, may issue in the future that are fully and unconditionally guaranteed by us.

No Listing

The notes will not be listed on any national securities exchange or be quoted on any automated dealer quotation system.

Covenants

The indenture contains a provision that restricts our ability to consolidate with or merge into any other person or convey or transfer our properties and assets as an entirety or substantially as an entirety to any other person.

The indenture does not restrict our ability to convey or transfer our properties and assets other than as an entirety or substantially as an entirety to any other person. See “Description of Debt Securities—Consolidation, Merger or Sale” in the accompanying prospectus. The indenture contains no other restrictive covenants, including those that would afford holders of the notes protection in the event of a highly-leveraged transaction involving Pfizer or any of its affiliates or other events involving us that may adversely affect our creditworthiness or the value of the notes. The indenture also does not contain any covenants relating to total indebtedness, interest coverage, stock repurchases, recapitalizations, dividends and distributions to shareholders, current ratios or acquisitions and divestitures. The notes will not have the benefit of covenants that relate to subsidiary guarantees, liens and sale leaseback transactions that apply to other of our existing unsecured and unsubordinated notes.

Further Issuances

Pfizer may, without the consent of the holders of the notes of any series, issue additional notes of such series having the same priority in right of payment and the same interest rate, maturity and other terms as the notes (except for the issue date and the public offering price). Any additional notes having such similar terms, together with the notes, will constitute a single series of debt securities under the indenture. No additional notes of a series may be issued if an event of default has occurred with respect to the notes of such series. Pfizer will not issue any additional notes intended to form a single series with the notes unless such further notes will be fungible with all existing notes of such series for U.S. federal income tax purposes.

Optional Redemption; No Sinking Fund

We may not redeem the floating rate notes at our option prior to maturity.

At our option, we may redeem the 2027 notes, in whole or in part, at any time and from time to time, prior to November 15, 2027;

at our option, we may redeem the 2030 notes, in whole or in part, at any time and from time to time, prior to October 15, 2030 (one month prior to the maturity date for the 2030 notes) (the “2030 Par Call Date”);

at our option, we may redeem the 2032 notes, in whole or in part, at any time and from time to time, prior to September 15, 2032 (two months prior to the maturity date for the 2032 notes) (the “2032 Par Call Date”);

at our option, we may redeem the 2035 notes, in whole or in part, at any time and from time to time, prior to August 15, 2035 (three months prior to the maturity date for the 2035 notes) (the “2035 Par Call Date”);

at our option, we may redeem the 2055 notes, in whole or in part, at any time and from time to time, prior to May 15, 2055 (six months prior to the maturity date for the 2055 notes) (the “2055 Par Call Date”); and

at our option, we may redeem the 2065 notes, in whole or in part, at any time and from time to time, prior to May 15, 2065 (six months prior to the maturity date for the 2065 notes) (the “2065 Par Call Date” and, together with the 2030 Par Call Date, the 2032 Par Call Date, the 2035 Par Call Date and the 2055 Par Call Date, the “Par Call Dates” and each, a “Par Call Date”), in each case, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1)

(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming such fixed rate notes matured on the applicable Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus (i) 5 basis points in the case of the 2027 notes, (ii) 10 basis points in the case of the 2030 notes, (iii) 10 basis points in the case of the 2032 notes, (iv) 15 basis points in the case of the 2035 notes, (v) 15 basis points in the case of the 2055 notes and (vi) 15 basis points in the case of the 2065 notes less (b) interest accrued to, but excluding, the date of redemption, and

(2)	100% of the principal amount of such fixed rate notes to be redeemed,

plus, in either case, accrued and unpaid interest on the fixed rate notes being redeemed to, but excluding, the redemption date.

On or after the applicable Par Call Date, we may redeem the fixed rate notes of the applicable series, in whole or in part, at any time or from time to time, at a redemption price equal to 100% of the principal amount of the fixed rate notes being redeemed plus accrued and unpaid interest thereon to, but excluding, the redemption date.

“Treasury Rate” means, with respect to any redemption date, the yield determined by us in accordance with the following two paragraphs. The Trustee shall not be responsible for calculating the redemption price.

The Treasury Rate shall be determined by us after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading). In determining the Treasury Rate, we shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the applicable Par Call Date (the “Remaining Life”); (2) if there is no such Treasury constant maturity on H.15 exactly equal to the applicable Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the applicable Remaining Life – and shall interpolate to the applicable Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the applicable Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the applicable Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third business day preceding the redemption date H.15 TCM is no longer published, we shall calculate the applicable Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the applicable Par Call Date. If there is no United States Treasury security maturing on the applicable Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the applicable Par Call Date, one with a maturity date preceding the applicable Par Call Date and one with a maturity date following the applicable Par Call Date, we shall select the United States Treasury security with a maturity date preceding the applicable Par Call Date. If there are two or more United States Treasury securities maturing on the applicable Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, we shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the applicable Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

Our actions and determinations in determining the applicable redemption price shall be conclusive and binding for all purposes, absent manifest error. None of the Trustee, paying agent or Calculation Agent shall be responsible for calculating the redemption price.

Notwithstanding the foregoing, installments of interest on the notes of a series that are due and payable on interest payment dates falling on or prior to a redemption date will be payable on the interest payment date to the registered holders as of the close of business on the relevant record date according to the notes for such series and the indenture. The redemption prices for the notes of each series will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 10 days but not more than 60 days before the redemption date to each holder of the applicable series of fixed rate notes to be redeemed. Subject to the following paragraph, once notice of redemption is delivered, the fixed rate notes called for redemption will become due and payable on the redemption date at the applicable redemption price, plus accrued and unpaid interest applicable to such fixed rate notes to, but excluding, the redemption date.

Any redemption notice may, at our discretion, be subject to one or more conditions precedent, including completion of a corporate transaction. In such event, the related notice of redemption shall describe each such condition and, if applicable, shall state that, at our discretion, the date of redemption may be delayed until such time (including more than 60 days after the notice of redemption was given) as any or all such conditions shall be satisfied or waived, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied (or waived by us in our sole discretion) by the date of redemption, or by the date of redemption as so delayed.

In the case of a partial redemption, selection of the fixed rate notes for redemption will be made by lot. No fixed rate notes of a principal amount of $2,000 or less will be redeemed in part. If any fixed rate note is to be redeemed in part only, the notice of redemption that relates to the fixed rate note will state the portion of the principal amount of the note to be redeemed. A new fixed rate note in a principal amount equal to the unredeemed portion of the fixed rate note will be issued in the name of the holder of the fixed rate note upon surrender for cancellation of the original note. For so long as the fixed rate notes are held by DTC (or another depositary), the redemption of the fixed rate notes shall be done in accordance with the policies and procedures of the depositary.

Unless we default in payment of the redemption price, on and after the redemption date interest will cease to accrue on the fixed rate notes or portions thereof called for redemption.

The notes are not entitled to the benefit of a sinking fund.

Book-Entry System

The Depository Trust Company (“DTC”), New York, New York, will act as securities depositary for the notes. Each series of notes will be issued as fully registered securities registered in the name of Cede & Co. (DTC’s partnership nominee) or such other name as may be requested by an authorized representative of DTC. One or more fully-registered global note certificates will be issued for each series notes, in the aggregate principal amount of such issue, and will be deposited with DTC.

Beneficial interests in the notes will be shown on, and transfers thereof will be effected only through, records maintained by DTC and its direct and indirect participants, including Euroclear Bank S.A./N.V., as operator of the Euroclear System (“Euroclear”), and Clearstream Banking, société anonyme, Luxembourg (“Clearstream Banking”). Investors may elect to hold interests in the notes through any of DTC, Euroclear or Clearstream Banking, if they are participants in these systems, or indirectly through organizations which are participants in these systems. Euroclear and Clearstream Banking hold securities on behalf of their participants through customers’ securities accounts in their respective names on the books of their respective depositaries, which in turn hold the securities in customers’ securities accounts in the depositaries’ names on the books of DTC.

DTC has informed us that DTC is:

•	a limited-purpose trust company organized under the New York Banking Law;

•	a “banking organization” within the meaning of the New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

Euroclear and Clearstream Banking have informed us that: Euroclear and Clearstream Banking each hold securities for their customers and facilitate the clearance and settlement of securities transactions by electronic book-entry transfer between their respective account holders. Euroclear and Clearstream Banking provide various services including safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Euroclear and Clearstream Banking also deal with domestic securities markets in several countries through established depositary and custodial relationships. Euroclear and Clearstream Banking have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.

Euroclear and Clearstream Banking customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to Euroclear and Clearstream Banking is available to other institutions, which clear through or maintain a custodial relationship with an account holder of either system.

DTC holds securities that its participants (“Direct Participants”) deposit with DTC. DTC also facilitates the settlement among Direct Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Direct Participants’ accounts, which eliminates the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC,

National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as securities brokers and dealers, banks, and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants” and, together with the Direct Participants, the “Participants”). The rules applicable to DTC and its Participants are on file with the SEC.

Purchases of notes under the DTC system must be made by or through Direct Participants, which receive a credit for the notes on DTC’s records. The ownership interest of each actual purchaser of each note (“Beneficial Owner”) is in turn to be recorded on the Participants’ records. Beneficial Owners will not receive written confirmations from DTC of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the notes are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in the notes except in the event that use of the book-entry system for the notes is discontinued. As a result, the ability of a person having a beneficial interest in the notes to pledge such interest to persons or entities that do not participate in the DTC system, or to otherwise take actions with respect to such interest, may be affected by the lack of a physical certificate evidencing such interest. In addition, the laws of some states require that certain persons take physical delivery in definitive form of securities that they own and that security interests in negotiable instruments can only be perfected by delivery of certificates representing the instruments. Consequently, the ability to transfer notes evidenced by the global notes will be limited to such extent.

To facilitate subsequent transfers, all notes deposited by Direct Participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of notes with DTC and their registration in the name of Cede & Co. or such other nominee do not affect any change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the notes; DTC’s records reflect only the identity of the Direct Participants to whose accounts such notes are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Beneficial Owners of notes may wish to take certain steps to augment the transmission to them of notices of significant events with respect to the notes, such as redemptions, tenders, defaults, and proposed amendments to the documents related to the notes. For example, Beneficial Owners of notes may wish to ascertain that the nominee holding the notes for their benefit has agreed to obtain and transmit notices to Beneficial Owners. In the alternative, Beneficial Owners may wish to provide their names and addresses to the registrar and request that copies of notices be provided directly to them.

Redemption notices will be sent to DTC. If less than all of the notes within a series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.

Neither DTC nor Cede & Co. (nor such other DTC nominee) will consent or vote with respect to the notes. Under its usual procedures, DTC mails an Omnibus Proxy to the issuer as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts the notes are credited on the record date (identified in a listing attached to the Omnibus Proxy).

Payments of principal, interest and premium, if any, on the notes will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit Direct

Participants’ accounts, upon DTC’s receipt of funds and corresponding detail information from us on the payable date in accordance with their respective holdings shown on DTC’s records. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name” and will be the responsibility of such Participant and not of DTC, or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is our responsibility and disbursement of such payments to Direct Participants will be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners will be the responsibility of Participants.

Investors electing to hold their notes through DTC will follow the settlement practices applicable to U.S. corporate debt obligations. The securities custody accounts of investors will be credited with their holdings on the settlement date against payment in same-day funds within DTC effected in U.S. dollars.

Investors electing to hold their notes through Euroclear or Clearstream Banking accounts will follow the settlement procedures applicable to conventional eurobonds.

Secondary market sales of book-entry interests in the notes between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled using the procedures applicable to United States corporate debt obligations in DTC’s settlement system. Secondary market sales of book-entry interests in the notes held through Euroclear or Clearstream Banking to purchasers of book-entry interests in the notes through Euroclear or Clearstream Banking will be conducted in accordance with the normal rules and operating procedures of Euroclear and Clearstream Banking and will be settled using the procedures applicable to conventional eurobonds.

DTC may discontinue providing its services as securities depositary with respect to the notes at any time by giving reasonable notice to us. Under such circumstances, in the event that a successor securities depositary is not obtained, note certificates are required to be printed and delivered. In addition, we may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depositary). In that event, note certificates will be printed and delivered. See “Description of Debt Securities—Global Securities” in the accompanying prospectus.

We will not have any responsibility or obligation to participants in the DTC system or the persons for whom they act as nominees with respect to the accuracy of the records of DTC, its nominee or any Participant with respect to any ownership interest in the notes, or with respect to payments to or providing of notice for the Participants or the beneficial owners of the notes.

The information in this section concerning DTC, Euroclear, Clearstream Banking and their book-entry systems has been obtained from sources that we believe to be reliable. Neither we, the Trustee nor the underwriters, dealers or agents are responsible for the accuracy or completeness of this information.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion is a summary of U.S. federal income tax considerations generally applicable to Non-U.S. Holders (as defined below) with respect to an investment in the notes as of the date hereof. Unless otherwise noted, this summary deals only with notes that are held as capital assets within the meaning of the U.S. Internal Revenue Code of 1986, as amended (the “Code”) (generally property held for investment) by a holder that acquired the notes upon original issuance at their initial offering price.

This summary does not address all aspects of U.S. federal income taxation that may be relevant to a particular holder in light of that holder’s particular circumstances, or to certain types of holders subject to special treatment under U.S. federal income tax law (e.g., financial institutions, insurance companies, controlled foreign corporations, passive foreign investment companies, partnerships or other pass-through entities, expatriates or former long-term residents of the United States, persons subject to the alternative minimum tax, accrual basis taxpayers subject to special tax accounting rules pursuant to Section 451(b) of the Code, individual retirement accounts or other tax-deferred accounts, broker-dealers or other dealers in securities or currencies, traders in securities that elect to use a mark-to-market method of accounting for their securities holdings, persons holding notes as a position in a “straddle,” or as part of a synthetic security or “hedge,” “conversion transaction,” “constructive sale” or other integrated investment, and tax-exempt organizations). Furthermore, this summary does not address other U.S. federal tax considerations (e.g., estate or gift tax or the Medicare tax on net investment income) or tax considerations arising under the tax laws of any state, locality or non-U.S. jurisdiction.

This discussion is based on the Code, its legislative history, existing and proposed United States Treasury Regulations, and published rulings and court decisions, all as in effect as of the date hereof, and all of which are subject to change or differing interpretations, possibly with retroactive effect, which could alter the U.S. federal income tax considerations described below. No ruling from the Internal Revenue Service (“IRS”) has been or will be sought on any of the issues discussed herein, and there can be no assurance that the IRS or a court will concur with the conclusions reached below.

For purposes of this summary, a “Non-U.S. Holder” is a beneficial owner of notes (other than a partnership or other entity or arrangement classified as a partnership for U.S. federal income tax purposes) that is not a U.S. Holder. A “U.S. Holder” is a beneficial owner of notes that is for U.S. federal income tax purposes, (i) an individual citizen or resident of the United States, (ii) a corporation (or other entity that is treated as a corporation for U.S. federal income tax purposes) that is created or organized in or under the laws of the United States, any state or political subdivision thereof, or the District of Columbia (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (iv) a trust if (a) it is subject to the primary supervision of a court within the United States and one or more United States persons are authorized to control all of its substantial decisions or (b) it has a valid election in effect under applicable United States Treasury Regulations to be treated as a United States person.

If a partnership (or other entity or arrangement classified as a partnership for U.S. federal income tax purposes) holds notes, the tax treatment of a partner in such partnership generally will depend on the status of the partner and the activities of the partnership. Partnerships and other entities or arrangements that are classified as partnerships for U.S. federal income tax purposes and persons holding notes through any such entity should consult their tax advisors as to the U.S. federal income tax considerations applicable to them.

We expect, and this summary assumes, that the notes will be issued with less than a de minimis amount of original issue discount.

EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS TAX ADVISOR AS TO THE U.S. FEDERAL, STATE, LOCAL, NON-U.S., AND ANY OTHER TAX CONSIDERATIONS RELATED TO AN INVESTMENT IN THE NOTES.

Interest

A Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax on interest received on the notes, provided that such interest is not effectively connected with such holder’s conduct of a trade or business in the United States (and, if an applicable income tax treaty so requires, is not attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder within the United States) and such holder (i) does not own, actually or constructively, 10% or more of the total combined voting power of all classes of our stock entitled to vote, (ii) is not a controlled foreign corporation directly or indirectly related to us within the meaning of Section 881(c)(3)(C) of the Code, (iii) satisfies certain certification requirements under penalty of perjury as to its status as a Non-U.S. Holder (generally through the provision of a properly completed and executed IRS Form W-8BEN, W-8BEN-E or other applicable IRS form) and (iv) is not subject to withholding required pursuant to FATCA (discussed below).

Interest that is effectively connected with the conduct by a Non-U.S. Holder of a trade or business in the United States (and, if an applicable treaty so requires, is attributable to the conduct of a trade or business through a permanent establishment or fixed base in the United States) will be subject to U.S. federal income tax on a net basis. A Non-U.S. Holder that is subject to U.S. federal income tax on interest under the rules described in the preceding sentence will not be subject to U.S. federal withholding tax on any such interest if the holder satisfies certain certification requirements under penalty of perjury (generally through the provision of a properly executed IRS Form W-8ECI). In addition, if the Non-U.S. Holder is a foreign corporation, such holder may also be subject to a branch profits tax at a rate of 30% (or lower treaty rate, if applicable) on its effectively connected earnings and profits for the taxable year, subject to certain adjustments.

A Non-U.S. Holder that does not qualify for an exemption from U.S. federal withholding tax under the rules described above will generally be subject to withholding at a rate of 30% (or lower treaty rate, if applicable) on interest received on the notes.

Sale, Exchange, Retirement or Other Disposition of the Notes

Gain realized by a Non-U.S. Holder on the sale, exchange, retirement, or other disposition of the notes (other than amounts that represent accrued but unpaid interest, which will be subject to the rules regarding interest described above) generally will not be subject to U.S. federal withholding tax. Such gain also generally will not be subject to U.S. federal income tax, unless the gain is effectively connected with the conduct by the Non-U.S. Holder of a trade or business in the United States (and, if an applicable treaty so requires, is attributable to the conduct of a trade or business through a permanent establishment or fixed base in the United States) or, in the case of gain realized by an individual Non-U.S. Holder, the Non-U.S. Holder is present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met.

Gain that is effectively connected with the conduct by a Non-U.S. Holder of a trade or business in the United States (and, if an applicable treaty so requires, is attributable to the conduct of a trade or business through a permanent establishment or fixed base in the United States) will be subject to U.S. federal income tax on a net basis. In addition, if the Non-U.S. Holder is a foreign corporation, such holder may also be subject to a branch profits tax at a rate of 30% (or lower treaty rate, if applicable) on its effectively connected earnings and profits for the taxable year, subject to certain adjustments. If the Non-U.S. Holder is an individual that is present for 183 days or more during the taxable year in which gain is realized (and certain other conditions are met), the Non-U.S. Holder will generally be subject to U.S. federal income tax at a rate of 30% (or at a reduced rate under an applicable income tax treaty) on the amount by which such Non-U.S. Holder’s capital gains allocable to U.S. sources (including gains from the sale, exchange, retirement or other disposition of the notes) exceed its capital losses allocable to U.S. sources.

Additional Withholding Requirements under the Foreign Account Tax Compliance Act

Sections 1471 through 1474 of the Code and the Treasury Regulations and administrative guidance promulgated thereunder (commonly referred to as the “Foreign Account Tax Compliance Act” or “FATCA”) generally impose withholding at a rate of 30% in certain circumstances on interest payable on notes held by or through certain financial institutions (including investment funds), unless such institution (i) enters into, and complies with, an agreement with the IRS to report, on an annual basis, information with respect to interests in, and accounts maintained by, the institution that are owned by certain U.S. persons or by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments, or (ii) if required under an intergovernmental agreement between the United States and an applicable foreign country, reports such information to its local tax authority, which will exchange such information with the U.S. authorities. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. Accordingly, the entity through which notes are held will affect the determination of whether such withholding is required. Similarly, interest payable on notes held by an investor that is a non-financial non-U.S. entity that does not qualify under certain exemptions generally will be subject to withholding at a rate of 30%, unless such entity either (i) certifies that such entity does not have any “substantial United States owners” or (ii) provides certain information regarding the entity’s “substantial United States owners,” which the entity will generally be required to provide to the IRS. We will not pay any additional amounts to Non-U.S. Holders in respect of any amounts withheld under FATCA. Each prospective investor is urged to consult its tax advisor regarding the possible implications of these rules on an investment in the notes.

UNDERWRITING

Subject to the terms and conditions set forth in the underwriting agreement and related pricing agreement, each dated November 18, 2025, among us and the underwriters in the table below, for whom Citigroup Global Markets Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC and Mizuho Securities USA LLC are acting as representatives, we have agreed to sell to each of the underwriters, and each such underwriter has severally, and not jointly, agreed to purchase from us, the aggregate principal amount of the notes set forth opposite its name below:

Underwriters	Principal Amount of Floating Rate Notes due 2027	Principal Amount of 3.875% Notes due 2027	Principal Amount of 4.200% Notes due 2030	Principal Amount of 4.500% Notes due 2032	Principal Amount of 4.875% Notes due 2035	Principal Amount of 5.600% Notes due 2055	Principal Amount of 5.700% Notes due 2065
Citigroup Global Markets Inc.	$92,500,000	$185,000,000	$185,000,000	$231,250,000	$231,250,000	$92,500,000	$92,500,000
Deutsche Bank Securities Inc.	$87,500,000	$175,000,000	$175,000,000	$218,750,000	$218,750,000	$87,500,000	$87,500,000
J.P. Morgan Securities LLC	$87,500,000	$175,000,000	$175,000,000	$218,750,000	$218,750,000	$87,500,000	$87,500,000
Mizuho Securities USA LLC	$87,500,000	$175,000,000	$175,000,000	$218,750,000	$218,750,000	$87,500,000	$87,500,000
Barclays Capital Inc.	$30,000,000	$60,000,000	$60,000,000	$75,000,000	$75,000,000	$30,000,000	$30,000,000
HSBC Securities (USA) Inc.	$30,000,000	$60,000,000	$60,000,000	$75,000,000	$75,000,000	$30,000,000	$30,000,000
UBS Securities LLC	$30,000,000	$60,000,000	$60,000,000	$75,000,000	$75,000,000	$30,000,000	$30,000,000
BNP Paribas Securities Corp.	$20,000,000	$40,000,000	$40,000,000	$50,000,000	$50,000,000	$20,000,000	$20,000,000
RBC Capital Markets, LLC	$20,000,000	$40,000,000	$40,000,000	$50,000,000	$50,000,000	$20,000,000	$20,000,000
Academy Securities, Inc.	$7,500,000	$15,000,000	$15,000,000	$18,750,000	$18,750,000	$7,500,000	$7,500,000
Siebert Williams Shank & Co., LLC	$7,500,000	$15,000,000	$15,000,000	$18,750,000	$18,750,000	$7,500,000	$7,500,000

Total	$500,000,000	$1,000,000,000	$1,000,000,000	$1,250,000,000	$1,250,000,000	$500,000,000	$500,000,000

The underwriters are committed to take and pay for all of the notes being offered, if any are taken.

The underwriters propose to offer the notes of each series directly to the public at the applicable public offering prices set forth on the cover page of this prospectus supplement and may offer the notes to certain dealers at that public offering price less concessions not in excess of 0.150% of the principal amount of the floating rate notes, 0.150% of the principal amount of the 2027 notes, 0.200% of the principal amount of the 2030 notes, 0.250% of the principal amount of the 2032 notes, 0.300% of the principal amount of the 2035 notes, 0.450% of the principal amount of the 2055 notes and 0.450% of the principal amount of the 2065 notes.

The underwriters may allow, and such dealers may reallow, concessions to certain other dealers not in excess of 0.050% of the principal amount of the floating rate notes, 0.050% of the principal amount of the 2027 notes, 0.150% of the principal amount of the 2030 notes, 0.150% of the principal amount of the 2032 notes, 0.150% of the principal amount of the 2035 notes, 0.300% of the principal amount of the 2055 notes and 0.300% of the principal amount of the 2065 notes. After the initial offering of the notes to the public, the representatives of the underwriters may change the public offering prices and concessions.

The following table shows the underwriting discounts that we are to pay to the underwriters in connection with this offering (expressed as a percentage of the principal amount of the notes).

Per floating rate note	0.200%
Per 2027 note	0.200%
Per 2030 note	0.350%
Per 2032 note	0.400%
Per 2035 note	0.450%
Per 2055 note	0.750%
Per 2065 note	0.750%

We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

The underwriters are offering the notes, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the notes, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

In connection with the offering, the underwriters may purchase and sell notes in the open market. Purchases and sales in the open market may include short sales, purchases to cover short positions and stabilizing purchases.

•	Short sales involve secondary market sales by the underwriters of a greater number of notes than they are required to purchase in the offering.

•	Covering transactions involve purchases of notes in the open market after the distribution has been completed in order to cover short positions.

•	Stabilizing transactions involve bids to purchase notes so long as the stabilizing bids do not exceed a specified maximum.

We expect that delivery of the notes will be made to investors on or about the date specified on the cover page of this prospectus supplement, which will be the third business day following the date of this prospectus supplement (such settlement being referred to as “T+3”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes prior to the delivery of the notes hereunder will be required, by virtue of the fact that the notes initially settle in T+3, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to trade the notes prior to their date of delivery hereunder should consult their advisors.

Purchases to cover short positions and stabilizing purchases, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market prices of the notes. They may also cause the prices of the notes to be higher than the prices that would otherwise exist in the open market in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Certain of the underwriters and their affiliates have provided, and in the future may provide, certain investment and commercial banking and financial advisory services from time to time for us and our affiliates in the ordinary course of business for which they have received, and in the future would receive, customary fees and commissions. In addition, certain of the underwriters and their affiliates may act as agents or lenders under our credit facilities and hold positions in our outstanding securities.

In the ordinary course of their various business activities, the underwriters and their respective affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively traded securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to assets, securities and/or instruments of ours or our affiliates (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with us. If any of the underwriters or their affiliates has a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.

There are no public trading markets for the notes, and we do not intend to apply for listing of the notes on any national securities exchange or for quotation of the notes on any automated dealer quotation system. We have been advised by the underwriters that they presently intend to make a market in the notes after the consummation of the offering, although they are under no obligation to do so and may discontinue any market-making activities at any time without any notice. Prior to the offering, there have been no active trading markets for the notes. No assurance can be given as to the existence or the liquidity of any trading markets for the notes or that active public trading markets for the notes will develop. If active trading markets for the notes do not develop, the market prices and liquidity of the notes may be adversely affected. If the notes are traded, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities, our performance and certain other factors.

We estimate that our expenses for the offering of the notes, excluding underwriting discounts, will be approximately $6.2 million. The underwriters have agreed to reimburse us for certain of our expenses in connection with the offering.

Notice to Prospective Investors in the European Economic Area

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the EEA. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of the Markets in Financial Instruments Directive II (“MiFID II”); (ii) a customer within the meaning of the Insurance Distribution Directive, where that customer would not qualify as a professional client as defined in point (10) of Article 4 (1) of MiFID II; or (iii) not a qualified investor as defined in the Prospectus Regulation, and the expression an “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes. Consequently, no key information document required by the PRIIPs Regulation for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation. This prospectus supplement has been prepared on the basis that any offer of notes in any member state of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of notes. This prospectus supplement is not a prospectus for the purposes of the Prospectus Regulation.

Notice to Prospective Investors in the United Kingdom

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the UK. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the EUWA; (ii) a customer within the meaning of the provisions of the FSMA and any rules or regulations made under the FSMA to implement the Insurance Distribution Directive, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of the UK Prospectus Regulation. Consequently, no key information document required by the UK PRIIPs Regulation for offering or selling the notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation. This prospectus supplement has been prepared on the basis that any offer of notes in the UK will be made pursuant to an exemption under the FSMA and the UK Prospectus Regulation from the requirement to publish a prospectus for offers of notes. This prospectus supplement is not a prospectus for the purposes of the UK Prospectus Regulation.

Each underwriter has represented and agreed that:

(a)

it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the notes in circumstances in which Section 21(1) of the FSMA does not apply to Pfizer; and

(b)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the UK.

Notice to Prospective Investors in France

Neither this prospectus supplement nor any other offering material relating to the notes described in this prospectus supplement has been submitted to the clearance procedures of the Autorité des Marchés Financiers or of the competent authority of another member state of the European Economic Area and notified to the Autorité des Marchés Financiers. The notes have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France. Neither this prospectus supplement nor any other offering material relating to the notes has been or will be:

•	released, issued, distributed or caused to be released, issued or distributed to the public in France; or

•	used in connection with any offer for subscription or sale of the notes to the public in France.

Such offers, sales and distributions will be made in France only:

(a)

to qualified investors (investisseurs qualifiés) and/or to a restricted circle of investors (cercle restreint d’investisseurs), in each case investing for their own account, all as defined in, and in accordance with, articles L.411-2, D.411-1, D.411-2, D.734-1, D.744-1, D.754-1 and D.764-1 of the French Code monétaire et financier;

(b)	to investment services providers authorized to engage in portfolio management on behalf of third parties; or

(c)

in a transaction that, in accordance with article L.411-2-II-1° -or-2° -or 3° of the French Code monétaire et financier and article 211-2 of the General Regulations (Règlement Général) of the Autorité des Marchés Financiers, does not constitute a public offer (appel public à l’épargne).

The notes may be resold directly or indirectly, only in compliance with articles L.411-1, L.411-2, L.412-1 and L.621-8 through L.621-8-3 of the French Code monétaire et financier.

Notice to Prospective Investors in Switzerland

This prospectus supplement is not intended to constitute an offer or solicitation to purchase or invest in the notes. The notes may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”) and no application has or will be made to admit the notes to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the notes constitutes a prospectus pursuant to the FinSA, and neither this prospectus supplement nor any other offering or marketing material relating to the notes may be publicly distributed or otherwise made publicly available in Switzerland.

Notice to Prospective Investors in Hong Kong

The notes may not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong (the “SFO”) and any

rules made under the SFO; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong (the “C(WUMP)O”) or which do not constitute an offer to the public within the meaning of the C(WUMP)O; and no advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made under the SFO.

Notice to Prospective Investors in Japan

The notes offered in this prospectus supplement have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended). The notes have not been offered or sold and will not be offered or sold, directly or indirectly, in Japan or to or for the account of any resident of Japan, except (i) pursuant to an exemption from the registration requirements of the Securities and Exchange Law and (ii) in compliance with any other applicable requirements of Japanese law.

Notice to Prospective Investors in Singapore

This prospectus supplement has not been registered as a prospectus with the MAS. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act, 2001 of Singapore (the “SFA”)) under Section 274 of the SFA, (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to compliance with conditions set forth in the SFA.

Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

•

a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

•	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the notes pursuant to an offer made under Section 275 of the SFA except:

•	to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(c)(ii) of the SFA;

•	where no consideration is or will be given for the transfer;

•	where the transfer is by operation of law; or

•	as specified in Section 276(7) of the SFA; or

•	as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.

Any reference to the SFA is a reference to the Securities and Futures Act 2001 of Singapore and a reference to any term as defined in the SFA or any provision in the SFA is a reference to that term as modified or amended from time to time including by such of its subsidiary legislation as may be applicable at the relevant time.

Notification under Section 309B(1) of the SFA—Solely for the purposes of its obligations pursuant to Section 309B(1)(a) and 309B(1)(c) of the SFA, Pfizer has determined, and hereby notifies all relevant persons (as defined in Section 309A(1) of the SFA) that the notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Notice to Prospective Investors in Canada

The notes may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in Taiwan

The notes have not been and will not be registered with, filed with or approved by, the Financial Supervisory Commission of Taiwan and/or other applicable competent authorities pursuant to Taiwan Securities and Exchange Act and relevant securities laws and regulations, and the notes may not be sold, issued or offered to sell within Taiwan through a public offering or in a circumstance which constitutes an offer within the meaning of the Securities and Exchange Act of Taiwan and relevant securities laws and regulations that require a registration, filing with or approval of the Financial Supervisory Commission of Taiwan and/or other competent authorities. No person or entity in Taiwan has been authorized to offer, sell, solicit to sell, give advice regarding or otherwise intermediate the offering and sale of the notes within Taiwan.

Notice to Prospective Investors in Korea

The notes may not be offered, sold and delivered directly or indirectly, or offered or sold to any person for re-offering or resale, directly or indirectly, in South Korea or to any resident of South Korea except pursuant to the applicable laws and regulations of South Korea, including the Financial Investment Services and Capital Markets Act and the Foreign Exchange Transaction Law and the decrees and regulations thereunder. The notes have not been registered with the Financial Services Commission of South Korea for public offering in South Korea. Furthermore, the notes may not be re-sold to South Korean residents unless the purchaser of the notes complies with all applicable regulatory requirements (including, but not limited to, government approval requirements under the Foreign Exchange Transaction Law and its subordinate decrees and regulations) in connection with their purchase.

Notice to Prospective Investors in the United Arab Emirates (excluding the Dubai International Financial Centre)

Each underwriter has represented and agreed that the notes have not been and will not be offered, sold or publicly promoted or advertised by it in the United Arab Emirates (“UAE”) other than in compliance with any laws applicable in the UAE governing the issue, offering and sale of securities.

Notice to Prospective Investors in the Dubai International Financial Centre

Each underwriter has represented and agreed that the notes are not intended to be offered and should not be offered to any person in the Dubai International Financial Centre unless such offer is:

(a)	an “Exempt Offer” in accordance with the Markets Rules (MKT) module of the Dubai Financial Services Authority (the “DFSA”) rulebook; and

(b)	made only to persons who meet the “Professional Client” criteria set out in Rule 2.3.3 of the DFSA Conduct of Business Module of the DFSA rulebook.

LEGAL MATTERS

Margaret M. Madden, our Senior Vice President and Corporate Secretary, Chief Governance Counsel, will pass upon the validity of the notes. Ms. Madden beneficially owns, or has the right to acquire under our employee benefit plans, an aggregate of less than 1% of the outstanding shares of our common stock. Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York, is also acting as legal counsel to us in connection with this offering. Simpson Thacher & Bartlett LLP, New York, New York, will pass upon various legal matters for the underwriters relating to the offering.

EXPERTS

The consolidated financial statements of Pfizer and Subsidiary Companies as of December 31, 2024 and 2023, and for each of the years in the three-year period ended December 31, 2024, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2024 have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available at the Internet website maintained by the SEC at http://www.sec.gov. The filings are also available on our website at http://www.pfizer.com.

THIS PROSPECTUS SUPPLEMENT INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED IN OR DELIVERED WITH THIS PROSPECTUS SUPPLEMENT. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPPLEMENT AND IN THE DOCUMENTS THAT WE HAVE INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT. WE HAVE NOT, AND THE UNDERWRITERS HAVE NOT, AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM OR IN ADDITION TO THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPPLEMENT, THE ACCOMPANYING PROSPECTUS AND IN THE DOCUMENTS THAT WE HAVE INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS AND ANY FREE WRITING PROSPECTUS THAT WE MAY PROVIDE YOU IN CONNECTION WITH THIS OFFERING. WE AND THE UNDERWRITERS TAKE NO RESPONSIBILITY FOR, AND CAN PROVIDE NO ASSURANCE AS TO THE RELIABILITY OF, ANY OTHER INFORMATION THAT OTHERS MAY GIVE YOU.

We incorporate information into this prospectus supplement by reference, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement, except to the extent superseded by information contained in this prospectus supplement, the accompanying prospectus or by information contained in documents filed with the SEC after the date of this prospectus supplement. This prospectus supplement incorporates by reference the documents set forth below that have been previously filed with the SEC; provided, however, that we are not incorporating any documents or information deemed to have been furnished rather than filed in accordance with SEC rules. These documents contain important information about us and our financial condition.

•	Pfizer’s Annual Report on Form 10-K for the year ended December 31, 2024 filed on February 27, 2025;

•	Pfizer’s Quarterly Reports on Form 10-Q for the quarters ended March 30, 2025 filed on May 5, 2025, June 29, 2025 filed on August 5, 2025 and September 28, 2025 filed on November 4, 2025;

•

Portions of Pfizer’s Definitive Proxy Statement on Schedule 14A filed on March 13, 2025, that are incorporated by reference into Part III of Pfizer’s Annual Report on Form 10-K for the year ended December 31, 2024; and

•	Pfizer’s Current Reports on Form 8-K filed on April 28, 2025, April 29, 2025 (solely with respect to Item 2.05), May 19, 2025 and November 13, 2025.

We also incorporate by reference any future filings made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this prospectus supplement and the date all of the securities offered by this prospectus supplement are sold or the offering is otherwise terminated, with the exception of any information furnished under Item 2.02 and Item 7.01 of Form 8-K, which is not deemed filed and which is not incorporated by reference in this prospectus supplement. Any such filings shall be deemed to be incorporated by reference and to be a part of this prospectus supplement from the respective dates of filing of those documents.

We will provide without charge upon written or oral request to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any and all of the documents which are incorporated by reference in this prospectus supplement but not delivered with this prospectus supplement (other than exhibits unless such exhibits are specifically incorporated by reference in such documents). You may request a copy of these documents by writing or telephoning us at:

Senior Vice President and Corporate Secretary

Pfizer Inc.

66 Hudson Boulevard East

New York, New York 10001

(212) 733-2323

The information contained on our website, our Facebook, YouTube and Linkedln pages or our X (formerly known as Twitter) accounts does not, and shall not be deemed to, constitute a part of this prospectus supplement.

PROSPECTUS

PFIZER INC.

DEBT SECURITIES

COMMON STOCK

PREFERRED STOCK

WARRANTS

DEPOSITARY SHARES

PURCHASE CONTRACTS

PURCHASE UNITS

GUARANTEES

PFIZER INVESTMENT ENTERPRISES PTE. LTD.

PFIZER NETHERLANDS INTERNATIONAL FINANCE B.V.

DEBT SECURITIES

Pfizer Inc. (“Parent”) may from time to time offer to sell debt securities, common stock, preferred stock, warrants, depositary shares, purchase contracts, purchase units or guarantees. Pfizer Investment Enterprises Pte. Ltd., a wholly-owned subsidiary of Parent (“Pfizer Singapore”), and Pfizer Netherlands International Finance B.V., a wholly-owned subsidiary of Parent (“Pfizer Netherlands”), may from time to time offer to sell debt securities, respectively, which in either case will be fully and unconditionally guaranteed by Parent. Each time we sell securities pursuant to this prospectus, we will provide a supplement to this prospectus that contains specific information about the offering and the specific terms of the securities offered. The prospectus supplement may also add to, update or change information contained in this prospectus. In addition, we may supplement, update or change any of the information contained in this prospectus by incorporating information by reference in this prospectus.

In addition, selling securityholders to be named in a prospectus supplement may offer our securities from time to time. To the extent that any selling securityholder resells any securities, the selling securityholder may be required to provide you with this prospectus and a prospectus supplement identifying and containing specific information about the selling securityholder and the terms of the securities being offered.

You should read this prospectus, the supplements to this prospectus and any incorporated documents carefully before you invest in any of our securities. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state or other jurisdiction where the offer or sale is not permitted.

We may offer and sell securities to or through one or more underwriters, dealers and agents, or directly to purchasers. The names and compensation of any underwriters or agents involved in the sale of securities will be described in a supplement to this prospectus.

The common stock of Parent is listed on the New York Stock Exchange (the “NYSE”) under the symbol “PFE.” If we decide to seek a listing of any securities offered by this prospectus, the applicable prospectus supplement will disclose the exchange or market on which such securities will be listed, if any, or where we have made an application for listing, if any.

Investing in our securities involves risk. You should carefully consider the risk factors incorporated in this prospectus by reference and described under the heading “Risk Factors” beginning on page 4.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is May 13, 2025.

No person is authorized to give any information or to make any representations other than those contained or incorporated by reference in this prospectus, any accompanying prospectus supplement or any free writing prospectus we may provide you in connection with an offering. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus and any accompanying prospectus supplement are not an offer to sell or the solicitation of an offer to buy any securities in any jurisdiction where it is unlawful. Neither the delivery of this prospectus or any accompanying prospectus supplement, nor any sale of securities made under these documents, will, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus, any accompanying prospectus supplement or any free writing prospectus we may provide you in connection with an offering or that the information contained or incorporated by reference is correct as of any time subsequent to the date of such information. You should assume that the information in this prospectus or any accompanying prospectus supplement, as well as the information incorporated by reference in this prospectus or any accompanying prospectus supplement, is accurate only as of the date of the documents containing the information, unless the information specifically indicates that another date applies. Our business, financial condition, results of operations and prospects may have changed since those dates.

i

ABOUT THIS PROSPECTUS

This prospectus is part of an “automatic shelf” registration statement that we filed with the Securities and Exchange Commission (the “SEC”), as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), using a “shelf” registration process. We may sell any combination of the securities described in this prospectus from time to time in one or more offerings, and selling securityholders may offer such securities owned by them from time to time. You should carefully read this prospectus and any accompanying prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

This prospectus provides you with a general description of the securities that may be offered by Parent, Pfizer Singapore, Pfizer Netherlands and/or selling securityholders. Each time we sell securities pursuant to this prospectus, we will provide a prospectus supplement that contains specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered. If this prospectus is inconsistent with the prospectus supplement, you should rely upon the prospectus supplement. In addition, the prospectus supplement may also add, update or change the information contained in this prospectus.

If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you.

Wherever references are made in this prospectus to information that will be included in a prospectus supplement, to the extent permitted by applicable law, rules or regulations, we may instead include such information or add, update or change the information contained in this prospectus by means of a post-effective amendment to the registration statement of which this prospectus is a part, through filings we make with the SEC that are incorporated by reference in this prospectus or by any other method as may then be permitted under applicable law, rules or regulations. For purposes of this prospectus, any reference to a prospectus supplement may also refer to a free writing prospectus unless the context requires otherwise.

References in this prospectus to “Pfizer,” the “Company,” “we,” “us” and “our” are to Pfizer Inc. and its consolidated subsidiaries, including Pfizer Investment Enterprises Pte. Ltd. and Pfizer Netherlands International Finance B.V., unless otherwise stated or the context so requires. References to “Parent” in this prospectus are to Pfizer Inc., excluding its consolidated subsidiaries.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any accompanying prospectus supplement, as well as the information incorporated by reference in this prospectus or any accompanying prospectus supplement, may include forward-looking statements made within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such forward-looking statements involve substantial risks, uncertainties and potentially inaccurate assumptions.

These statements may be identified by using words such as “will,” “may,” “could,” “likely,” “ongoing,” “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “assume,” “target,” “forecast,” “guidance,” “goal,” “objective,” “aim,” “seek,” “potential,” “hope” and other words and terms of similar meaning or by using future dates.

We include forward-looking information in our discussion of the following, among other topics:

•	our anticipated operating and financial performance, including financial guidance and projections;

•	reorganizations, business plans, strategy, goals and prospects;

•

expectations for our product pipeline, in-line products and product candidates, including anticipated regulatory submissions, data read-outs, study starts, approvals, launches, discontinuations, clinical trial results and other developing data; revenue contribution and projections; potential pricing and reimbursement; potential market dynamics, including demand, market size and utilization rates; and growth, performance, timing of exclusivity and potential benefits;

•	strategic reviews, leverage and capital allocation objectives, dividends and share repurchases;

•	plans for and prospects of our acquisitions, dispositions and other business development activities, and our ability to successfully capitalize on growth opportunities and prospects;

•	sales, expenses, interest rates, foreign exchange rates and the outcome of contingencies, such as legal proceedings;

•	expectations regarding the impact of or changes to existing or new government regulations, laws or executive orders;

•	our ability to anticipate and respond to and our expectations regarding the impact of macroeconomic, geopolitical, health and industry trends, pandemics, acts of war and other large-scale crises; and

•	manufacturing and product supply.

In particular, forward-looking information included or incorporated by reference in this prospectus may include statements relating to specific future actions, performance and effects, including, among others, the expected benefits of the organizational changes to our operations; our anticipated operating and financial performance; our ongoing efforts to respond to COVID-19; our expectations regarding the impact of COVID-19 on our business, operations and financial results; the expected revenue, seasonality of demand and phasing for certain of our products; expected patent terms; the expected impact of patent expiries and generic and biosimilar competition; the expected pricing pressures on our products and the anticipated impact to our business; the expected impact of the IRA Medicare Part D Redesign; the benefits expected from our business development transactions, including our December 2023 acquisition of Seagen Inc.; the availability of raw materials; our efforts to develop plans to help mitigate the potential impact of tariffs on our business and operations; our anticipated cash flows and liquidity position; the anticipated costs, savings and potential benefits from certain of our initiatives, including our enterprise-wide Realigning Our Cost Base Program and our Manufacturing Optimization Program to reduce our cost of goods sold; our expectations regarding product supply; our planned capital spending; and our capital allocation framework.

A list and description of risks, uncertainties and other matters can be found in Parent’s most recent Annual Report on Form 10-K and each of Parent’s subsequently filed Quarterly Reports on Form 10-Q, in each case, including in the sections thereof captioned “Forward-Looking Information and Factors That May Affect Future Results” and “Risk Factors,” in Parent’s Current Reports on Form 8-K, and in this prospectus and any accompanying prospectus supplement, in each case, including in the section thereof captioned “Risk Factors.” You should understand that it is not possible to predict or identify all such factors. Consequently, you should not consider any such list to be a complete set of all potential risks or uncertainties.

We cannot guarantee that any forward-looking statement will be realized. Achievement of anticipated results is subject to substantial risks, uncertainties and inaccurate assumptions. Should known or unknown risks or uncertainties materialize, or should underlying assumptions prove inaccurate, actual results could vary materially from past results and those anticipated, estimated or projected. You should bear this in mind as you consider forward-looking statements, and you are cautioned not to put undue reliance on forward-looking statements.

WE UNDERTAKE NO OBLIGATION TO PUBLICLY UPDATE FORWARD-LOOKING STATEMENTS, WHETHER AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE, EXCEPT AS REQUIRED BY LAW OR BY THE RULES AND REGULATIONS OF THE SEC. YOU ARE ADVISED, HOWEVER, TO CONSULT ANY FURTHER DISCLOSURES WE MAKE ON RELATED SUBJECTS IN PARENT’S FORM 10-K, 10-Q AND 8-K REPORTS AND PARENT’S OTHER FILINGS WITH THE SEC.

INFORMATION ABOUT PFIZER INC.

Pfizer Inc. is a research-based, global biopharmaceutical company. We apply science and our global resources to bring therapies to people that extend and significantly improve their lives through the discovery, development, manufacture, marketing, sale and distribution of biopharmaceutical products worldwide. We work across developed and emerging markets to advance wellness, prevention, treatments and cures that challenge the most feared diseases of our time. We collaborate with healthcare providers, governments and local communities to support and expand access to reliable, affordable healthcare around the world.

We are committed to strategically capitalizing on growth opportunities, primarily by advancing our own product pipeline and maximizing the value of our existing products, but also through various business development activities. We view our business development activity as an enabler of our strategies and seek to generate growth by pursuing opportunities and transactions that have the potential to strengthen our business and our capabilities. We assess our business, assets and scientific capabilities/portfolio as part of our regular, ongoing portfolio review process and also continue to consider business development activities that will help advance our business strategy.

Pfizer Inc. was incorporated under the laws of the State of Delaware on June 2, 1942. Our principal executive offices are located at 66 Hudson Boulevard East, New York, New York 10001-2192, and our telephone number is (212) 733-2323.

INFORMATION ABOUT PFIZER INVESTMENT ENTERPRISES PTE. LTD.

Pfizer Singapore is a wholly-owned subsidiary of Parent. Pfizer Singapore is not an active trading company, is a “finance subsidiary” (as such term is used in Regulation S-X Rule 13-01) and has no assets or operations, and will have no assets or operations, other than as related to the issuance, administration and repayment of any debt securities that Pfizer Singapore has issued and may issue in the future that are fully and unconditionally guaranteed by Parent. No historical information relating to Pfizer Singapore is presented or incorporated by reference into this prospectus. The historical consolidated financial information of Pfizer (i) as of December 31, 2024 and 2023, and for the fiscal years ended December 31, 2024, 2023 and 2022, is incorporated in this prospectus by reference to Parent’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and (ii) as of March 30, 2025, and for the three months ended March 30, 2025 and March 31, 2024, is incorporated in this prospectus by reference to Parent’s Quarterly Report on Form 10-Q for the quarterly period ended March 30, 2025. See “Where You Can Find More Information.”

Pfizer Singapore is a private company limited by shares incorporated under the laws of the Republic of Singapore on April 24, 2023 and was assigned company registration number 202315648E. The registered office of Pfizer Singapore is located at 10 Collyer Quay, #10-01 Ocean Financial Centre, Singapore 049315.

INFORMATION ABOUT PFIZER NETHERLANDS INTERNATIONAL FINANCE B.V.

Pfizer Netherlands is a recently formed, wholly-owned subsidiary of Parent. Pfizer Netherlands is a “finance subsidiary” (as such term is used in Regulation S-X Rule 13-01) and has no assets or operations, and will have no assets or operations, other than as related to the issuance, administration and repayment of any debt securities that Pfizer Netherlands may issue in the future that are fully and unconditionally guaranteed by Parent. No historical information relating to Pfizer Netherlands is presented or incorporated by reference into this prospectus. The historical consolidated financial information of Pfizer (i) as of December 31, 2024 and 2023, and for the fiscal years ended December 31, 2024, 2023 and 2022, is incorporated in this prospectus by reference to Parent’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and (ii) as of March 30, 2025, and for the three months ended March 30, 2025 and March 31, 2024, is incorporated in this prospectus by reference to Parent’s Quarterly Report on Form 10-Q for the quarterly period ended March 30, 2025. See “Where You Can Find More Information.”

Pfizer Netherlands was incorporated as a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) under Dutch law, having its official seat in Rotterdam, the Netherlands, and its registered office is located at Rivium Westlaan 142, 2909 LD Capelle aan den IJssel, the Netherlands. Pfizer Netherlands is registered with the Trade Register of the Chamber of Commerce in the Netherlands under number 96456612 and its telephone number is +31 (0)10 4064 200.

RISK FACTORS

You should consider carefully the information under the headings “Risk Factors” in Parent’s Annual Report on Form 10-K for the year ended December 31, 2024, in any applicable prospectus supplement and any risk factors set forth in Parent’s other filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including Parent’s Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, before making an investment decision. If known or unknown risks or uncertainties materialize, our business operations, financial condition, operating results (including components of our financial results), cash flows, prospects, reputation or credit ratings could be adversely affected now and in the future, potentially in a material way. See “Where You Can Find More Information.”

USE OF PROCEEDS

Unless the applicable prospectus supplement indicates otherwise, we intend to use net proceeds from the sale of the securities for general corporate purposes, including working capital, capital expenditures, payment of dividends, share repurchases, acquisitions and the refinancing of existing debt. We may use funds that are not immediately needed for these purposes to temporarily invest in short-term marketable securities. The use of any proceeds of debt securities issued by Pfizer Singapore will be subject to applicable Singapore law. The use of any proceeds of debt securities issued by Pfizer Netherlands will be subject to applicable Dutch law.

Unless set forth in an accompanying prospectus supplement, we will not receive any proceeds in the event that securities are sold by a selling securityholder.

DESCRIPTION OF DEBT SECURITIES OF PFIZER INC.

In this “Description of Debt Securities of Pfizer Inc.” section, references to the “Issuer” refer to Pfizer Inc. and its successors, as the issuer of debt securities that may be offered hereunder.

The Issuer may offer debt securities in one or more series, which may be senior debt securities or subordinated debt securities and which may be convertible into another security.

The following description briefly sets forth certain general terms and provisions of the debt securities. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which the following general terms and provisions may apply to the debt securities, will be described in an accompanying prospectus supplement. Unless otherwise specified in an accompanying prospectus supplement, the Issuer’s debt securities will be issued in one or more series under an indenture, dated as of September 7, 2018 (the “Parent indenture”), between the Issuer and The Bank of New York Mellon, as trustee. The Parent indenture is filed as an exhibit to the registration statement of which this prospectus forms a part, and any supplemental indenture will be filed as an exhibit to a document incorporated by reference herein, in connection with the issuance of any new series of debt securities offered and sold hereunder. In this “Description of Debt Securities of Pfizer Inc.” section, we refer to the Parent indenture, as amended and supplemented by each supplemental indenture applicable to a series of debt securities issued thereunder and offered hereby, as an “indenture.” We urge you to read the Parent indenture and relevant supplemental indenture because these documents, and not the summary below, will define your rights as a holder of debt securities. Capitalized terms used in the summary have the meanings specified in the indenture. The terms of the debt securities will include those set forth in the indenture and those made a part of the indenture by the Trust Indenture Act of 1939 (“TIA”). You should read the summary below, any accompanying prospectus supplement and the provisions of the indenture in their entirety before investing in the Issuer’s debt securities.

The aggregate principal amount of debt securities that may be issued under the indenture is unlimited. The prospectus supplement relating to any series of debt securities that the Issuer may offer will contain the specific terms of the debt securities. These terms may include, among others, the following:

•	the title and aggregate principal amount of the debt securities and any limit on the aggregate principal amount of such series;

•	any applicable subordination provisions for any subordinated debt securities;

•	the maturity date(s) or method for determining same;

•	the interest rate(s) or the method for determining same;

•

the dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable and whether interest will be payable in cash, additional securities or some combination thereof;

•	whether the debt securities are convertible or exchangeable into other securities and any related terms and conditions;

•	redemption or early repayment provisions;

•	authorized denominations;

•	if other than the principal amount, the principal amount of debt securities payable upon acceleration;

•	place(s) where payment of principal and interest may be made, where debt securities may be presented and where notices or demands upon the company may be made;

•	the form or forms of the debt securities of the series including such legends as may be required by applicable law;

•

whether the debt securities will be issued in whole or in part in the form of one or more global securities and the date as of which the securities are dated if other than the date of original issuance;

•	whether the debt securities are secured and the terms of such security;

•	the amount of discount or premium, if any, with which the debt securities will be issued;

•	any covenants applicable to the particular debt securities being issued;

•	any additions or changes in the defaults and events of default applicable to the particular debt securities being issued;

•	the guarantors of each series, if any, and the extent of the guarantees (including provisions relating to seniority, subordination and release of the guarantees), if any;

•	the currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on, the debt securities will be payable;

•	the time period within which, the manner in which and the terms and conditions upon which the Issuer or the holders of the debt securities can select the payment currency;

•	the Issuer’s obligation or right to redeem, purchase or repay debt securities under a sinking fund, amortization or analogous provision;

•	any restriction or conditions on the transferability of the debt securities;

•	provisions granting special rights to holders of the debt securities upon occurrence of specified events;

•	additions or changes relating to compensation or reimbursement of the trustee of the series of debt securities;

•

provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture and the execution of supplemental indentures for such series; and

•

any other terms of the debt securities (which terms shall not be inconsistent with the provisions of the TIA, but may modify, amend, supplement or delete any of the terms of the indenture with respect to such series of debt securities).

General

The Issuer may issue the debt securities in one or more series with the same or various maturities, at par or a premium or with original issue discount. Unless we inform you otherwise in a prospectus supplement, the Issuer may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series or any other series outstanding at the time of issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of securities under the indenture.

We will describe in an accompanying prospectus supplement any other special considerations for any debt securities that are denominated in a currency or currency unit other than U.S. dollars. In addition, debt securities may be issued where the amount of principal and/or interest payable is determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such securities may receive a principal amount or a payment of interest that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value of the applicable currencies, commodities, equity indices or other factors. Information as to the methods for determining the amount of principal or interest, if any, payable on any date, and the currencies, commodities, equity indices or other factors to which the amount payable on such date is linked will be described in an accompanying prospectus supplement.

United States federal income tax consequences and special considerations, if any, applicable to any such series will be described in an accompanying prospectus supplement.

Unless otherwise specified in an accompanying prospectus supplement, the debt securities will be issued in fully registered form without coupons and in denominations of $2,000 and any integral multiple of $1,000 in excess thereof. Subject to the limitations provided in the indenture and in an accompanying prospectus supplement, debt securities that are issued in registered form may be transferred or exchanged at the designated corporate trust office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.

Consolidation, Merger or Sale

The Issuer has agreed not to consolidate with or merge into any other person or convey or transfer its properties and assets as an entirety or substantially as an entirety to any other person, unless:

(a)

the successor expressly assumes, by a supplemental indenture, the due and punctual payment of the principal of and any premium and/or any interest on all the debt securities of the Issuer issued under the indenture and the performance and observance of all of the covenants and conditions of the indenture that the Issuer would otherwise have to perform; and

(b)

the Issuer delivers to the trustee an officer’s certificate and an opinion of counsel, each stating that the consolidation, merger, conveyance or transfer and the supplemental indenture comply with the indenture.

Upon any consolidation of the Issuer with, or merger of the Issuer into, any other person or any conveyance or transfer of the properties and assets of the Issuer as an entirety or substantially as an entirety in accordance with the foregoing requirements, the successor person will succeed to, and be substituted for, and may exercise every right and power of, the Issuer under the indenture with the same effect as if such successor person were an original party to the indenture, and thereafter the Issuer shall be relieved of all obligations and covenants under the indenture and the debt securities.

Modification of Indenture

Under the indenture, the Issuer and the trustee may supplement the indenture for certain purposes which would not adversely affect the interests of the holders of debt securities of a series in any material respect without the consent of those holders. Under the indenture, the rights of the holders may be modified through a supplemental indenture if the holders of at least a majority in aggregate principal amount of the outstanding debt securities of all series affected by the modification (voting as one class) consent to it. No modification of the maturity date, principal or interest payment terms or premium payable on redemption, no modification of the currency for payment, no impairment of the right to sue for the enforcement of payment at the maturity of the debt security, no modification of any conversion rights, no modification reducing the percentage required for any such supplemental indenture or the percentage required for the waiver of compliance with certain provisions of the indenture or certain defaults, and no modification of the foregoing provisions or any other provisions relating to the waiver of past defaults or the waiver of certain covenants, is effective against any holder without its consent.

Events of Default

Each of the following will constitute an event of default under the indenture with respect to debt securities of any series:

•	failure to make a principal or any premium payment on any debt security of such series when due;

•	failure to make any sinking fund payment for 60 days after payment was due by the terms of any debt security of such series;

•	failure to pay interest on any debt security of such series for 60 days after payment was due;

•	failure to perform any other covenant in the indenture and this failure continues for 90 days after receipt of written notice of such failure; or

•	the Issuer, or a court, take certain actions relating to the bankruptcy, insolvency or reorganization of the Issuer.

The supplemental indenture or the form of security for a particular series of debt securities may include additional events of default or changes to the events of default described above. The events of default applicable to a particular series of debt securities will be discussed in the prospectus supplement relating to such series. A default under our other indebtedness will not be a default under the indenture for the debt securities covered by this prospectus, and a default under one series of debt securities will not necessarily be a default under another series. The trustee may withhold notice to the holders of debt securities of any default (except for defaults that involve the Issuer’s failure to pay principal or interest) if it considers such withholding of notice to be in the best interests of the holders.

If an event of default with respect to outstanding debt securities of any series occurs and is continuing, then the trustee or the holders of at least 33% in principal amount of outstanding debt securities of that series may declare, in a written notice, the principal amount (or, if any of the securities of that series are original issue discount securities, such portion of the principal amount of such securities as specified in the terms thereof) plus accrued and unpaid interest on all debt securities of that series to be immediately due and payable. At any time after a declaration of acceleration with respect to debt securities of any series has been made and before a judgment or decree for the payment of money due has been obtained by the trustee, the event of default giving rise to such declaration of acceleration shall, without further act, be deemed to have been rescinded and annulled, if:

•	the Issuer has paid or deposited with the trustee or paying agent a sum sufficient to pay overdue interest and overdue principal other than the accelerated interest and principal; and

•

the Issuer has cured or the holders have waived all events of default, other than the non-payment of accelerated principal and interest with respect to debt securities of that series, as provided in the indenture.

We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of the discount securities upon the occurrence of an event of default.

If a default in the performance or breach of the indenture shall have occurred and be continuing, the holders of not less than a majority in principal amount of the outstanding securities of all series affected thereby, by notice to the trustee, may waive any past event of default or its consequences under the indenture. However, an event of default cannot be waived without the consent of the holders of each outstanding security of the series affected with respect to any series of securities in the following two circumstances:

•	a failure to pay the principal of, and premium, if any, or interest on any security or in the payment of any sinking fund installment or analogous obligation; or

•	a covenant or provision that cannot be modified or amended without the consent of each holder of outstanding securities of that series.

The trustee is not obligated to exercise any of its rights or powers under the indenture at the request, order or direction of any holders, unless the holders offer the trustee security or indemnity reasonably satisfactory to the trustee. Holders of a majority in principal amount outstanding of any series of debt securities may, subject to certain limitations, direct the time, method and place of conducting any proceeding or any remedy available to the trustee, or exercising any power conferred upon the trustee, for such applicable series of debt securities.

The Issuer is required to deliver an annual officer’s certificate to the trustee stating whether it is in default in the performance and observance of any of the terms, provisions and conditions of the indenture, and, if the Issuer is in default, specifying all such defaults and the nature and status thereof.

Payment and Transfer and Exchange

The Issuer will pay principal, interest and any premium on fully registered securities at the place or places designated by the Issuer for such purposes. The Issuer will make payment to the persons in whose names the debt securities are registered on the close of business on the record date for such interest. Any other payments will be made as set forth in the applicable prospectus supplement.

Holders may transfer or exchange fully registered securities at any office or agency maintained by the Issuer for such purposes, without the payment of any service charge except for any tax or governmental charge the Issuer is required to pay in connection with a transfer or exchange.

Upon surrender for registration of transfer of any security of any series in accordance with the terms of the indenture, the Issuer shall execute, and the trustee shall authenticate and deliver or make available for delivery, in the name of the designated transferee or transferees, one or more new securities of the same series, of any authorized denominations and of like tenor and aggregate principal amount.

If the securities of any series are to be redeemed, the Issuer is not required to:

•

register, transfer or exchange securities of any series during a period beginning at the opening of business 15 days before the day the Issuer transmits a notice of redemption of securities of the series selected for redemption and ending at the close of business on the day of the transmission; or

•	register, transfer or exchange any security so selected for redemption in whole or in part, except the unredeemed portion of any security being redeemed in part.

Global Securities

Unless we inform you otherwise in an accompanying prospectus supplement, the debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in an accompanying prospectus supplement. Unless and until a global security is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor.

Satisfaction and Discharge; Defeasance

The obligations of the Issuer may be satisfied and discharged with respect to the debt securities of a particular series by either delivering to the trustee for cancellation all outstanding debt securities of that series, or depositing with the trustee, after the outstanding debt securities of that series have become due and payable, or will become due and payable within one year, at maturity or by redemption, sufficient cash or government securities to pay the principal, interest, any premium and any other sums due to the stated maturity date or redemption date of the debt securities of that series.

In addition, and subject to certain additional conditions, if the Issuer irrevocably deposits with the trustee sufficient cash or government securities to pay the principal, interest, any premium and any other sums due to the stated maturity date or a redemption date of the debt securities of a particular series, then at the Issuer’s option:

•	the Issuer will be discharged from its obligations with respect to the debt securities of such series; or

•	the Issuer will no longer be under any obligation to comply with certain restrictive covenants under the indenture, and certain events of default will no longer apply to the Issuer.

To exercise the defeasance option, the Issuer must deliver to the trustee an officer’s certificate and an opinion of counsel, each stating that all conditions precedent related to the defeasance have been complied with.

Concerning the Trustee

The trustee, The Bank of New York Mellon, has provided banking and investment services to us in the past and may do so in the future as a part of its regular business.

Governing Law

The indenture and the debt securities shall be construed in accordance with and governed by the laws of the State of New York.

DESCRIPTION OF DEBT SECURITIES OF PFIZER INVESTMENT ENTERPRISES PTE. LTD.

In this “Description of Debt Securities of Pfizer Investment Enterprises Pte. Ltd.” section, references to the “Issuer” refer to Pfizer Investment Enterprises Pte. Ltd. and its successors, as the issuer of debt securities that may be offered hereunder.

The Issuer may offer debt securities in one or more series, which may be senior debt securities or subordinated debt securities and which may be convertible into another security. Any debt securities of the Issuer that may be offered hereunder will be fully and unconditionally guaranteed by Pfizer Inc. (“Parent”). See “—Guarantee of Debt Securities.” The Issuer is a private company limited by shares incorporated under the laws of the Republic of Singapore in order to facilitate the offering of debt securities. The Issuer is not an active trading company, is a “finance subsidiary” (as such term is used in Regulation S-X Rule 13-01) and has no assets or operations, and will have no assets or operations, other than as related to the issuance, administration and repayment of any debt securities that the Issuer has issued and may issue in the future that are fully and unconditionally guaranteed by Parent.

The following description briefly sets forth certain general terms and provisions of the debt securities. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which the following general terms and provisions may apply to the debt securities, will be described in an accompanying prospectus supplement. Unless otherwise specified in an accompanying prospectus supplement, the Issuer’s debt securities will be issued in one or more series under the indenture, dated as of May 19, 2023 (the “Pfizer Singapore indenture”), among the Issuer, Parent and The Bank of New York Mellon, as trustee. The Pfizer Singapore indenture is filed as an exhibit to the registration statement of which this prospectus forms a part, and any supplemental indenture will be filed as an exhibit to a document incorporated by reference herein, in connection with the issuance of any new series of debt securities offered and sold hereunder. In this “Description of Debt Securities of Pfizer Investment Enterprises Pte. Ltd.” section, we refer to the Pfizer Singapore indenture, as amended and supplemented by each supplemental indenture applicable to a series of debt securities issued thereunder and offered hereby, as an “indenture.” We urge you to read the Pfizer Singapore indenture and relevant supplemental indentures because these documents, and not the summary below, will define your rights as a holder of debt securities. Capitalized terms used in the summary will have the meanings specified in the indenture. The terms of the debt securities will include those that will be set forth in the indenture and those made a part of the indenture by the TIA. You should read the summary below, any accompanying prospectus supplement and the provisions of the indenture in their entirety before investing in the Issuer’s debt securities. The indenture will be governed by the laws of the State of New York.

The aggregate principal amount of debt securities that may be issued under the indenture is unlimited. The prospectus supplement relating to any series of debt securities that the Issuer may offer will contain the specific terms of the debt securities. These terms may include, among others, the following:

•	the title and aggregate principal amount of the debt securities and any limit on the aggregate principal amount of such series;

•	any applicable subordination provisions for any subordinated debt securities;

•	the maturity date(s) or method for determining same;

•	the interest rate(s) or the method for determining same;

•

the dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable and whether interest will be payable in cash, additional securities or some combination thereof;

•	whether the debt securities are convertible or exchangeable into other securities and any related terms and conditions;

•	redemption or early repayment provisions;

•	authorized denominations;

•	if other than the principal amount, the principal amount of debt securities payable upon acceleration;

•	place(s) where payment of principal and interest may be made, where debt securities may be presented and where notices or demands upon the company may be made;

•	the form or forms of the debt securities of the series including such legends as may be required by applicable law;

•

whether the debt securities will be issued in whole or in part in the form of one or more global securities and the date as of which the securities are dated if other than the date of original issuance;

•	whether the debt securities are secured and the terms of such security;

•	the amount of discount or premium, if any, with which the debt securities will be issued;

•	any covenants applicable to the particular debt securities being issued;

•	any additions or changes in the defaults and events of default applicable to the particular debt securities being issued;

•	the currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on, the debt securities will be payable;

•	the time period within which, the manner in which and the terms and conditions upon which the Issuer or the holders of the debt securities can select the payment currency;

•	the Issuer’s obligation or right to redeem, purchase or repay debt securities under a sinking fund, amortization or analogous provision;

•	any restriction or conditions on the transferability of the debt securities;

•	provisions granting special rights to holders of the debt securities upon occurrence of specified events;

•	additions or changes relating to compensation or reimbursement of the trustee of the series of debt securities;

•

provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture and the execution of supplemental indentures for such series; and

•

any other terms of the debt securities (which terms shall not be inconsistent with the provisions of the TIA, but may modify, amend, supplement or delete any of the terms of the indenture with respect to such series of debt securities).

General

The Issuer may issue the debt securities in one or more series with the same or various maturities, at par or a premium or with original issue discount. Unless we inform you otherwise in a prospectus supplement, the Issuer may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series or any other series outstanding at the time of issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of securities under the indenture.

We will describe in an accompanying prospectus supplement any other special considerations for any debt securities that are denominated in a currency or currency unit other than U.S. dollars. In addition, debt securities may be issued where the amount of principal and/or interest payable is determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such securities may receive a principal amount or a payment of interest that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value of the applicable currencies, commodities, equity indices or other factors. Information as to the methods for determining the amount of principal or interest, if any, payable on any date, and the currencies, commodities, equity indices or other factors to which the amount payable on such date is linked will be described in an accompanying prospectus supplement.

United States federal income tax consequences and special considerations, if any, and general Singapore tax consequences applicable to any such series will be described in an accompanying prospectus supplement.

Unless otherwise specified in an accompanying prospectus supplement, the debt securities will be issued in fully registered form without coupons and in denominations of $2,000 and any integral multiple of $1,000 in excess thereof. Subject to the limitations provided in the indenture and in an accompanying prospectus supplement, debt securities that are issued in registered form may be transferred or exchanged at the designated corporate trust office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.

Guarantee of Debt Securities

Parent will fully and unconditionally guarantee the payment of all of the Issuer’s obligations under each series of debt securities offered hereunder and all other amounts owed under the indenture pursuant to the guarantee (the “Guarantee”) included in the indenture. If the Issuer defaults in the payment of the principal of, or premium, if any, or interest on, such debt securities when and as the same shall become due, whether upon maturity, acceleration, or otherwise, or any other amounts owed under the indenture, without the necessity of action by the trustee or any holder of such debt securities, Parent shall be required promptly and fully to make such payment. Upon a Parent Assumption (as defined herein), Parent shall cease to Guarantee any of the debt securities.

Consolidation, Merger or Sale

The Issuer and Parent will not consolidate with or merge into any other person or convey or transfer the properties and assets of the Issuer or Parent, as the case may be, as an entirety or substantially as an entirety, to any other person, unless:

(a)

(x) in the case of the Issuer, the due and punctual payment of the principal of and any premium and/or any interest on all the debt securities of the Issuer issued under the indenture and the performance and observance of all of the covenants and conditions of the indenture that the Issuer would otherwise have to perform, or (y) in the case of Parent, the performance of the Guarantee of Parent and the performance and observance of all covenants and conditions of the indenture that Parent otherwise would have to perform, shall, in either case, be expressly assumed, by a supplemental indenture, executed and delivered by the successor to the Issuer or Parent, if other than the Issuer or Parent, as the case may be; and

(b)

the Issuer or Parent, as the case may be, delivers to the trustee an officer’s certificate and an opinion of counsel, each stating that the consolidation, merger, conveyance or transfer and the supplemental indenture comply with the indenture.

Upon any consolidation of the Issuer or Parent, as the case may be, with, or merger of the Issuer or Parent, as the case may be, into, any other person or any conveyance or transfer of the properties and assets of the Issuer or Parent, as the case may be, as an entirety or substantially as an entirety in accordance with the foregoing requirements, the successor person will succeed to, and be substituted for, and may exercise every right and power of, the Issuer or Parent, as the case may be, under the indenture with the same effect as if such successor person were an original party to the indenture, and thereafter the Issuer or Parent, as the case may be, shall be relieved of all obligations and covenants under the indenture and the debt securities.

Substitution of Parent as Issuer

Under the indenture, Parent has the right, at its option at any time, without the consent of any holders of any series of debt securities, to be substituted for, and assume the obligations of, the Issuer under each series of debt securities that are then outstanding under the indenture if, immediately after giving effect to such substitution, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, has occurred and is continuing (other than a default or event of default that would be cured by such substitution); provided that Parent executes a supplemental indenture in which it agrees to be bound by the terms of each such series of debt securities and the indenture (the “Parent Assumption”). In the case of such Parent Assumption, (i) the Issuer will be relieved of any further obligations under the assumed series of debt securities and the indenture and (ii) Parent will be released from all obligations under the Guarantee, and will instead become the primary (and sole) obligor under such debt securities and the related indenture provisions. Following such Parent Assumption, references herein and in the indenture to the “Issuer” shall be deemed to instead refer to Parent.

Issuer Assets and Operations

The indenture contains a covenant requiring that, prior to a Parent Assumption, the Issuer shall remain a wholly-owned subsidiary of Parent (or any successor Parent under the covenant described under “—Consolidation, Merger or Sale”) at all times and shall not have any assets or operations that would cause the Issuer to fail to qualify as a “finance subsidiary” (as such term is used in Regulation S-X Rule 13-01) of Parent (or any such successor to Parent).

Modification of Indenture

Under the indenture, the Issuer, Parent and the trustee may supplement the indenture for certain purposes which would not adversely affect the interests of the holders of debt securities of a series in any material respect without the consent of those holders. Under the indenture, the rights of the holders may be modified through a supplemental indenture if the holders of at least a majority in aggregate principal amount of the outstanding debt securities of all series affected by the modification (voting as one class) consent to it. No modification of the maturity date, principal or interest payment terms or premium payable on redemption, no modification of the currency for payment, no impairment of the right to sue for the enforcement of payment at the maturity of the debt security, no modification of any conversion rights, no modification reducing the percentage required for any such supplemental indenture or the percentage required for the waiver of compliance with certain provisions of the indenture or certain defaults, no adverse change in or release of the Guarantee (other than in accordance with the terms of the indenture) and no modification of the foregoing provisions or any other provisions relating to the waiver of past defaults or the waiver of certain covenants, is effective against any holder without its consent.

Events of Default

Each of the following will constitute an event of default under the indenture with respect to debt securities of any series:

•	failure to make a principal or any premium payment on any debt security of such series when due;

•	failure to make any sinking fund payment for 60 days after payment was due by the terms of any debt security of such series;

•	failure to pay interest on any debt security of such series for 60 days after payment was due;

•	failure to perform any other covenant in the indenture and this failure continues for 90 days after receipt of written notice of such failure;

•	the Issuer or Parent, or a court, take certain actions relating to the bankruptcy, insolvency or reorganization of the Issuer or Parent; or

•

the Guarantee ceases to be in full force and effect, other than in accordance with the terms of the indenture or Parent denies or disaffirms in writing its obligations under its Guarantee, other than in accordance with the terms thereof or upon release of the Guarantee in accordance with the indenture.

The supplemental indenture or the form of security for a particular series of debt securities may include additional events of default or changes to the events of default described above. The events of default applicable to a particular series of debt securities will be discussed in the prospectus supplement relating to such series. A default under our other indebtedness will not be a default under the indenture for the debt securities covered by this prospectus, and a default under one series of debt securities will not necessarily be a default under another series. The trustee may withhold notice to the holders of debt securities of any default (except for defaults that involve the Issuer’s failure to pay principal or interest) if it considers such withholding of notice to be in the best interests of the holders.

If an event of default with respect to outstanding debt securities of any series occurs and is continuing, then the trustee or the holders of at least 33% in principal amount of outstanding debt securities of that series may declare, in a written notice, the principal amount (or, if any of the securities of that series are original issue discount securities, such portion of the principal amount of such securities as specified in the terms thereof) plus accrued and unpaid interest on all debt securities of that series to be immediately due and payable. At any time after a declaration of acceleration with respect to debt securities of any series has been made and before a judgment or decree for the payment of money due has been obtained by the trustee, the event of default giving rise to such declaration of acceleration shall, without further act, be deemed to have been rescinded and annulled, if:

•	the Issuer or Parent has paid or deposited with the trustee or paying agent a sum sufficient to pay overdue interest and overdue principal other than the accelerated interest and principal; and

•

the Issuer or Parent has cured or the holders have waived all events of default, other than the non-payment of accelerated principal and interest with respect to debt securities of that series, as provided in the indenture.

We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of the discount securities upon the occurrence of an event of default.

If a default in the performance or breach of the indenture shall have occurred and be continuing, the holders of not less than a majority in principal amount of the outstanding securities of all series affected thereby, by notice to the trustee, may waive any past event of default or its consequences under the indenture. However, an event of default cannot be waived without the consent of the holders of each outstanding security of the series affected with respect to any series of securities in the following two circumstances:

•	a failure to pay the principal of, and premium, if any, or interest on any security or in the payment of any sinking fund installment or analogous obligation; or

•	a covenant or provision that cannot be modified or amended without the consent of each holder of outstanding securities of that series.

The trustee is not obligated to exercise any of its rights or powers under the indenture at the request, order or direction of any holders, unless the holders offer the trustee security or indemnity reasonably satisfactory to the trustee. Holders of a majority in principal amount outstanding of any series of debt securities may, subject to certain limitations, direct the time, method and place of conducting any proceeding or any remedy available to the trustee, or exercising any power conferred upon the trustee, for such applicable series of debt securities.

The Issuer is required to deliver an annual officer’s certificate to the trustee stating whether it is in default in the performance and observance of any of the terms, provisions and conditions of the indenture, and, if the Issuer is in default, specifying all such defaults and the nature and status thereof.

Payment and Transfer and Exchange

The Issuer will pay principal, interest and any premium on fully registered securities at the place or places designated by the Issuer for such purposes. The Issuer will make payment to the persons in whose names the debt securities are registered on the close of business on the record date for such interest. Any other payments will be made as set forth in the applicable prospectus supplement.

Holders may transfer or exchange fully registered securities at any office or agency maintained by the Issuer for such purposes, without the payment of any service charge except for any tax or governmental charge the Issuer is required to pay in connection with a transfer or exchange.

Upon surrender for registration of transfer of any security of any series in accordance with the terms of the indenture, the Issuer shall execute, and the trustee shall authenticate and deliver or make available for delivery, in the name of the designated transferee or transferees, one or more new securities of the same series, of any authorized denominations and of like tenor and aggregate principal amount.

If the securities of any series are to be redeemed, the Issuer is not required to:

•

register, transfer or exchange securities of any series during a period beginning at the opening of business 15 days before the day the Issuer transmits a notice of redemption of securities of the series selected for redemption and ending at the close of business on the day of the transmission; or

•	register, transfer or exchange any security so selected for redemption in whole or in part, except the unredeemed portion of any security being redeemed in part.

Global Securities

Unless we inform you otherwise in an accompanying prospectus supplement, the debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in an accompanying prospectus supplement. Unless and until a global security is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor.

Satisfaction and Discharge; Defeasance

The obligations of the Issuer and Parent may be satisfied and discharged with respect to the debt securities of a particular series by either delivering to the trustee for cancellation all outstanding debt securities of that series, or depositing with the trustee, after the outstanding debt securities of that series have become due and payable, or will become due and payable within one year, at maturity or by redemption, sufficient cash or government securities to pay the principal, interest, any premium and any other sums due to the stated maturity date or redemption date of the debt securities of that series.

In addition, and subject to certain additional conditions, if the Issuer irrevocably deposits, or causes to be deposited, with the trustee sufficient cash or government securities to pay the principal, interest, any premium and any other sums due to the stated maturity date or a redemption date of the debt securities of a particular series, then at the Issuer’s option:

•	the Issuer and Parent will be discharged from their obligations with respect to the debt securities of such series; or

•

the Issuer and Parent will no longer be under any obligation to comply with certain restrictive covenants under the indenture, and certain events of default will no longer apply to the Issuer or to Parent.

To exercise the defeasance option, the Issuer must deliver to the trustee an officer’s certificate and an opinion of counsel, each stating that all conditions precedent related to the defeasance have been complied with.

Concerning the Trustee

The trustee, The Bank of New York Mellon, has provided banking and investment services to us in the past and may do so in the future as a part of its regular business.

Governing Law

The indenture and the debt securities shall be construed in accordance with and governed by the laws of the State of New York.

DESCRIPTION OF DEBT SECURITIES OF PFIZER NETHERLANDS INTERNATIONAL FINANCE B.V.

In this “Description of Debt Securities of Pfizer Netherlands International Finance B.V.” section, references to the “Issuer” refer to Pfizer Netherlands International Finance B.V. and its successors, as the issuer of debt securities that may be offered hereunder.

The Issuer may offer debt securities in one or more series, which may be senior debt securities or subordinated debt securities and which may be convertible into another security. Any debt securities of the Issuer that may be offered hereunder will be fully and unconditionally guaranteed by Pfizer Inc. (“Parent”). See “—Guarantee of Debt Securities.” The Issuer is a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) under Dutch law, with its official seat (statutaire zetel) in Rotterdam, the Netherlands. The Issuer is a “finance subsidiary” (as such term is used in Regulation S-X Rule 13-01) and has no assets or operations, and will have no assets or operations, other than as related to the issuance, administration and repayment of any debt securities that the Issuer may issue in the future that are fully and unconditionally guaranteed by Parent.

The following description briefly sets forth certain general terms and provisions of the debt securities. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which the following general terms and provisions may apply to the debt securities, will be described in an accompanying prospectus supplement. Unless otherwise specified in an accompanying prospectus supplement, the Issuer’s debt securities will be issued in one or more series under an indenture (the “Pfizer Netherlands indenture”) to be entered into among the Issuer, Parent and The Bank of New York Mellon, as trustee. A form of the Pfizer Netherlands indenture is filed as an exhibit to the registration statement of which this prospectus forms a part, and any supplemental indenture will be filed as an exhibit to a document incorporated by reference herein, in connection with the issuance of any new series of debt securities offered and sold hereunder. In this “Description of Debt Securities of Pfizer Netherlands International Finance B.V.” section, we refer to the Pfizer Netherlands indenture, as amended and supplemented by each supplemental indenture applicable to a series of debt securities issued thereunder and offered hereby, as an “indenture.” We urge you to read the Pfizer Netherlands indenture and relevant supplemental indentures because these documents, and not the summary below, will define your rights as a holder of debt securities. Capitalized terms used in the summary will have the meanings specified in the indenture. The terms of the debt securities will include those that will be set forth in the indenture and those made a part of the indenture by the TIA. You should read the summary below, any accompanying prospectus supplement and the provisions of the indenture in their entirety before investing in the Issuer’s debt securities. The indenture will be governed by the laws of the State of New York.

The aggregate principal amount of debt securities that may be issued under the indenture is unlimited. The prospectus supplement relating to any series of debt securities that the Issuer may offer will contain the specific terms of the debt securities. These terms may include, among others, the following:

•	the title and aggregate principal amount of the debt securities and any limit on the aggregate principal amount of such series;

•	any applicable subordination provisions for any subordinated debt securities;

•	the maturity date(s) or method for determining same;

•	the interest rate(s) or the method for determining same;

•

the dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable and whether interest will be payable in cash, additional securities or some combination thereof;

•	whether the debt securities are convertible or exchangeable into other securities and any related terms and conditions;

•	redemption or early repayment provisions;

•	authorized denominations;

•	if other than the principal amount, the principal amount of debt securities payable upon acceleration;

•	place(s) where payment of principal and interest may be made, where debt securities may be presented and where notices or demands upon the company may be made;

•	the form or forms of the debt securities of the series including such legends as may be required by applicable law;

•

whether the debt securities will be issued in whole or in part in the form of one or more global securities and the date as of which the securities are dated if other than the date of original issuance;

•	whether the debt securities are secured and the terms of such security;

•	the amount of discount or premium, if any, with which the debt securities will be issued;

•	any covenants applicable to the particular debt securities being issued;

•	any additions or changes in the defaults and events of default applicable to the particular debt securities being issued;

•	the currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on, the debt securities will be payable;

•	the time period within which, the manner in which and the terms and conditions upon which the Issuer or the holders of the debt securities can select the payment currency;

•	the Issuer’s obligation or right to redeem, purchase or repay debt securities under a sinking fund, amortization or analogous provision;

•	any restriction or conditions on the transferability of the debt securities;

•	provisions granting special rights to holders of the debt securities upon occurrence of specified events;

•	additions or changes relating to compensation or reimbursement of the trustee of the series of debt securities;

•

provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture and the execution of supplemental indentures for such series; and

•

any other terms of the debt securities (which terms shall not be inconsistent with the provisions of the TIA, but may modify, amend, supplement or delete any of the terms of the indenture with respect to such series of debt securities).

General

The Issuer may issue the debt securities in one or more series with the same or various maturities, at par or a premium or with original issue discount. Unless we inform you otherwise in a prospectus supplement, the Issuer may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series or any other series outstanding at the time of issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of securities under the indenture.

We will describe in an accompanying prospectus supplement any other special considerations for any debt securities that are denominated in a currency or currency unit other than U.S. dollars. In addition, debt securities may be issued where the amount of principal and/or interest payable is determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such securities may receive a principal amount or a payment of interest that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value of the applicable currencies, commodities, equity indices or other factors. Information as to the methods for determining the amount of principal or interest, if any, payable on any date, and the currencies, commodities, equity indices or other factors to which the amount payable on such date is linked will be described in an accompanying prospectus supplement.

United States federal income tax consequences and special considerations, if any, and general Dutch tax consequences applicable to any such series will be described in an accompanying prospectus supplement.

Unless otherwise specified in an accompanying prospectus supplement, the debt securities will be issued in fully registered form without coupons and in denominations of $2,000 and any integral multiple of $1,000 in excess thereof. Subject to the limitations provided in the indenture and in an accompanying prospectus supplement, debt securities that are issued in registered form may be transferred or exchanged at the designated corporate trust office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.

Guarantee of Debt Securities

Parent will fully and unconditionally guarantee the payment of all of the Issuer’s obligations under each series of debt securities offered hereunder and all other amounts owed under the indenture pursuant to the guarantee (the “Guarantee”) included in the indenture. If the Issuer defaults in the payment of the principal of, or premium, if any, or interest on, such debt securities when and as the same shall become due, whether upon maturity, acceleration, or otherwise, or any other amounts owed under the indenture, without the necessity of action by the trustee or any holder of such debt securities, Parent shall be required promptly and fully to make such payment. Upon a Parent Assumption (as defined herein), Parent shall cease to Guarantee any of the debt securities.

Consolidation, Merger or Sale

The Issuer and Parent will not consolidate with or merge into any other person or convey or transfer the properties and assets of the Issuer or Parent, as the case may be, as an entirety or substantially as an entirety, to any other person, unless:

(a)

(x) in the case of the Issuer, the due and punctual payment of the principal of and any premium and/or any interest on all the debt securities of the Issuer issued under the indenture and the performance and observance of all of the covenants and conditions of the indenture that the Issuer would otherwise have to perform, or (y) in the case of Parent, the performance of the Guarantee of Parent and the performance and observance of all covenants and conditions of the indenture that Parent otherwise would have to perform, shall, in either case, be expressly assumed, by a supplemental indenture, executed and delivered by the successor to the Issuer or Parent, if other than the Issuer or Parent, as the case may be; and

(b)

the Issuer or Parent, as the case may be, delivers to the trustee an officer’s certificate and an opinion of counsel, each stating that the consolidation, merger, conveyance or transfer and the supplemental indenture comply with the indenture.

Upon any consolidation of the Issuer or Parent, as the case may be, with, or merger of the Issuer or Parent, as the case may be, into, any other person or any conveyance or transfer of the properties and assets of the Issuer or Parent, as the case may be, as an entirety or substantially as an entirety in accordance with the foregoing requirements, the successor person will succeed to, and be substituted for, and may exercise every right and power of, the Issuer or Parent, as the case may be, under the indenture with the same effect as if such successor person were an original party to the indenture, and thereafter the Issuer or Parent, as the case may be, shall be relieved of all obligations and covenants under the indenture and the debt securities.

Substitution of Parent as Issuer

Under the indenture, Parent has the right, at its option at any time, without the consent of any holders of any series of debt securities, to be substituted for, and assume the obligations of, the Issuer under each series of debt securities that are then outstanding under the indenture if, immediately after giving effect to such substitution, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, has occurred and is continuing (other than a default or event of default that would be cured by such substitution); provided that Parent executes a supplemental indenture in which it agrees to be bound by the terms of each such series of debt securities and the indenture (the “Parent Assumption”). In the case of such Parent Assumption, (i) the Issuer will be relieved of any further obligations under the assumed series of debt securities and the indenture and (ii) Parent will be released from all obligations under the Guarantee, and will instead become the primary (and sole) obligor under such debt securities and the related indenture provisions. Following such Parent Assumption, references herein and in the indenture to the “Issuer” shall be deemed to instead refer to Parent.

Issuer Assets and Operations

The indenture contains a covenant requiring that, prior to a Parent Assumption, the Issuer shall remain a wholly-owned subsidiary of Parent (or any successor Parent under the covenant described under “—Consolidation, Merger or Sale”) at all times and shall not have any assets or operations that would cause the Issuer to fail to qualify as a “finance subsidiary” (as such term is used in Regulation S-X Rule 13-01) of Parent (or any such successor to Parent).

Modification of Indenture

Under the indenture, the Issuer, Parent and the trustee may supplement the indenture for certain purposes which would not adversely affect the interests of the holders of debt securities of a series in any material respect without the consent of those holders. Under the indenture, the rights of the holders may be modified through a supplemental indenture if the holders of at least a majority in aggregate principal amount of the outstanding debt securities of all series affected by the modification (voting as one class) consent to it. No modification of the maturity date, principal or interest payment terms or premium payable on redemption, no modification of the currency for payment, no impairment of the right to sue for the enforcement of payment at the maturity of the debt security, no modification of any conversion rights, no modification reducing the percentage required for any such supplemental indenture or the percentage required for the waiver of compliance with certain provisions of the indenture or certain defaults, no adverse change in or release of the Guarantee (other than in accordance with the terms of the indenture) and no modification of the foregoing provisions or any other provisions relating to the waiver of past defaults or the waiver of certain covenants, is effective against any holder without its consent.

Events of Default

Each of the following will constitute an event of default under the indenture with respect to debt securities of any series:

•	failure to make a principal or any premium payment on any debt security of such series when due;

•	failure to make any sinking fund payment for 60 days after payment was due by the terms of any debt security of such series;

•	failure to pay interest on any debt security of such series for 60 days after payment was due;

•	failure to perform any other covenant in the indenture and this failure continues for 90 days after receipt of written notice of such failure;

•	the Issuer or Parent, or a court, take certain actions relating to the bankruptcy, insolvency or reorganization of the Issuer or Parent; or

•

the Guarantee ceases to be in full force and effect, other than in accordance with the terms of the indenture or Parent denies or disaffirms in writing its obligations under its Guarantee, other than in accordance with the terms thereof or upon release of the Guarantee in accordance with the indenture.

The supplemental indenture or the form of security for a particular series of debt securities may include additional events of default or changes to the events of default described above. The events of default applicable to a particular series of debt securities will be discussed in the prospectus supplement relating to such series. A default under our other indebtedness will not be a default under the indenture for the debt securities covered by this prospectus, and a default under one series of debt securities will not necessarily be a default under another series. The trustee may withhold notice to the holders of debt securities of any default (except for defaults that involve the Issuer’s failure to pay principal or interest) if it considers such withholding of notice to be in the best interests of the holders.

If an event of default with respect to outstanding debt securities of any series occurs and is continuing, then the trustee or the holders of at least 33% in principal amount of outstanding debt securities of that series may declare, in a written notice, the principal amount (or, if any of the securities of that series are original issue discount securities, such portion of the principal amount of such securities as specified in the terms thereof) plus accrued and unpaid interest on all debt securities of that series to be immediately due and payable. At any time after a declaration of acceleration with respect to debt securities of any series has been made and before a judgment or decree for the payment of money due has been obtained by the trustee, the event of default giving rise to such declaration of acceleration shall, without further act, be deemed to have been rescinded and annulled, if:

•	the Issuer or Parent has paid or deposited with the trustee or paying agent a sum sufficient to pay overdue interest and overdue principal other than the accelerated interest and principal; and

•

the Issuer or Parent has cured or the holders have waived all events of default, other than the non-payment of accelerated principal and interest with respect to debt securities of that series, as provided in the indenture.

We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of the discount securities upon the occurrence of an event of default.

If a default in the performance or breach of the indenture shall have occurred and be continuing, the holders of not less than a majority in principal amount of the outstanding securities of all series affected thereby, by notice to the trustee, may waive any past event of default or its consequences under the indenture. However, an event of default cannot be waived without the consent of the holders of each outstanding security of the series affected with respect to any series of securities in the following two circumstances:

•	a failure to pay the principal of, and premium, if any, or interest on any security or in the payment of any sinking fund installment or analogous obligation; or

•	a covenant or provision that cannot be modified or amended without the consent of each holder of outstanding securities of that series.

The trustee is not obligated to exercise any of its rights or powers under the indenture at the request, order or direction of any holders, unless the holders offer the trustee security or indemnity reasonably satisfactory to the trustee. Holders of a majority in principal amount outstanding of any series of debt securities may, subject to certain limitations, direct the time, method and place of conducting any proceeding or any remedy available to the trustee, or exercising any power conferred upon the trustee, for such applicable series of debt securities.

The Issuer is required to deliver an annual officer’s certificate to the trustee stating whether it is in default in the performance and observance of any of the terms, provisions and conditions of the indenture, and, if the Issuer is in default, specifying all such defaults and the nature and status thereof.

Payment and Transfer and Exchange

The Issuer will pay principal, interest and any premium on fully registered securities at the place or places designated by the Issuer for such purposes. The Issuer will make payment to the persons in whose names the debt securities are registered on the close of business on the record date for such interest. Any other payments will be made as set forth in the applicable prospectus supplement.

Holders may transfer or exchange fully registered securities at any office or agency maintained by the Issuer for such purposes, without the payment of any service charge except for any tax or governmental charge the Issuer is required to pay in connection with a transfer or exchange.

Upon surrender for registration of transfer of any security of any series in accordance with the terms of the indenture, the Issuer shall execute, and the trustee shall authenticate and deliver or make available for delivery, in the name of the designated transferee or transferees, one or more new securities of the same series, of any authorized denominations and of like tenor and aggregate principal amount.

If the securities of any series are to be redeemed, the Issuer is not required to:

•

register, transfer or exchange securities of any series during a period beginning at the opening of business 15 days before the day the Issuer transmits a notice of redemption of securities of the series selected for redemption and ending at the close of business on the day of the transmission; or

•	register, transfer or exchange any security so selected for redemption in whole or in part, except the unredeemed portion of any security being redeemed in part.

Global Securities

Unless we inform you otherwise in an accompanying prospectus supplement, the debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in an accompanying prospectus supplement. Unless and until a global security is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor.

Satisfaction and Discharge; Defeasance

The obligations of the Issuer and Parent may be satisfied and discharged with respect to the debt securities of a particular series by either delivering to the trustee for cancellation all outstanding debt securities of that series, or depositing with the trustee, after the outstanding debt securities of that series have become due and payable, or will become due and payable within one year, at maturity or by redemption, sufficient cash or government securities to pay the principal, interest, any premium and any other sums due to the stated maturity date or redemption date of the debt securities of that series.

In addition, and to certain additional conditions, if the Issuer irrevocably deposits, or causes to be deposited, with the trustee sufficient cash or government securities to pay the principal, interest, any premium and any other sums due to the stated maturity date or a redemption date of the debt securities of a particular series, then at the Issuer’s option:

•	the Issuer and Parent will be discharged from their obligations with respect to the debt securities of such series; or

•

the Issuer and Parent will no longer be under any obligation to comply with certain restrictive covenants under the indenture, and certain events of default will no longer apply to the Issuer or to Parent.

To exercise the defeasance option, the Issuer must deliver to the trustee an officer’s certificate and an opinion of counsel, each stating that all conditions precedent related to the defeasance have been complied with.

Concerning the Trustee

The trustee, The Bank of New York Mellon, has provided banking and investment services to us in the past and may do so in the future as a part of its regular business.

Governing Law

The indenture and the debt securities shall be construed in accordance with and governed by the laws of the State of New York.

DESCRIPTION OF CAPITAL STOCK

General

The following description of certain terms of Parent’s capital stock does not purport to be complete and is subject to, and qualified in its entirety by reference to, Parent’s restated certificate of incorporation (the “Certificate of Incorporation”), Parent’s bylaws, as amended (the “Bylaws”), and the applicable provisions of the Delaware General Corporation Law (the “DGCL”). For more information on how you can obtain the Certificate of Incorporation and the Bylaws, see “Where You Can Find More Information.”

Common Stock

Under the Certificate of Incorporation, Parent is authorized to issue up to 12 billion shares of common stock, par value $0.05 per share. The common stock is not redeemable, does not have any conversion rights and is not subject to call. Holders of shares of common stock have no preemptive rights to maintain their percentage of ownership in future offerings or sales of Parent’s stock. Holders of shares of common stock have one vote per share in all elections of directors and on all other matters submitted to vote of Parent’s stockholders. The holders of common stock are entitled to receive dividends, if any, as and when may be declared from time to time by the Board of Directors of Parent out of funds legally available therefor. Upon liquidation, dissolution or winding up of Parent’s affairs, the holders of common stock will be entitled to participate equally and ratably, in proportion to the number of shares held, in Parent’s net assets available for distribution to holders of common stock. The shares of common stock currently outstanding are fully paid and nonassessable. As of April 30, 2025, there were 5,685,365,587 shares of Parent’s common stock outstanding. The common stock is traded on the NYSE under the trading symbol “PFE.”

The prospectus supplement relating to any common stock being offered will include specific terms relating to the offering.

Preferred Stock

Under the Certificate of Incorporation, Parent is authorized to issue up to 27 million shares of preferred stock, without par value. The preferred stock may be issued in one or more series, and the Board of Directors of Parent is expressly authorized (i) to fix the descriptions, powers, preferences, rights, qualifications, limitations, and restrictions with respect to any series of preferred stock and (ii) to specify the number of shares of any series of preferred stock. As of April 30, 2025, there were no shares of preferred stock issued and outstanding.

The prospectus supplement relating to any preferred stock being offered will include specific terms relating to the offering.

Anti-takeover Effects of the Certificate of Incorporation, Bylaws and Delaware Law

Certificate of Incorporation and Bylaws. Various provisions contained in the Certificate of Incorporation and the Bylaws could delay or discourage some transactions involving an actual or potential change in control of Parent or a change in Parent’s management and may limit the ability of Parent’s stockholders to remove current management or approve transactions that Parent’s stockholders may deem to be in their best interests. Among other things, these provisions:

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limit the right of stockholders to call special meetings of stockholders to holders of at least 10% of the total number of shares of stock entitled to vote on the matter to be brought before the proposed special meeting;

•	authorize the Board of Directors of Parent to establish one or more series of preferred stock without stockholder approval;

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authorize the Board of Directors of Parent to issue dividends in the form of stock purchase or similar rights, including rights that would have the effect of making an attempt to acquire us more costly;

•	grant to the Board of Directors of Parent, and not to the stockholders, the sole power to set the number of directors;

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require that any action required or permitted to be taken by Parent’s stockholders must be effected at a duly called annual or special meeting of stockholders and may not be effected by any consent in writing; and

•

subject to the rights of the holders of any one or more series of preferred stock then outstanding, allow Parent’s directors, and not its stockholders, to fill vacancies on the Board of Directors of Parent, including vacancies resulting from the removal of one or more directors or an increase in the number of directors constituting the whole Board of Directors of Parent.

Delaware Law. Parent is a Delaware corporation and consequently is also subject to certain anti-takeover provisions of the DGCL. Subject to certain exceptions, Section 203 of the DGCL prevents a publicly held Delaware corporation from engaging in a “business combination” with any “interested stockholder” for three years following the date that the person became an interested stockholder, unless (a) the interested stockholder attained such status with the approval of the corporation’s board of directors, (b) upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, exclusive of shares owned by directors who are also officers and by certain employee stock plans or (c) at or subsequent to such time, the business combination is approved by the board of directors and authorized by the affirmative vote at a stockholders’ meeting, and not by written consent, of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder. A “business combination” includes, among other things, a merger or consolidation involving the corporation and the “interested stockholder” and the sale of more than 10% of the corporation’s assets. In general, an “interested stockholder” is any entity or person beneficially owning 15% or more of the corporation’s outstanding voting stock, and any entity or person affiliated with or controlling or controlled by such entity or person. Section 203 of the DGCL makes it more difficult for an interested stockholder to effect various business combinations with a corporation for a three-year period. This statute could prohibit or delay mergers or other takeover or change in control attempts not approved in advance by the Board of Directors of Parent, and, as a result, could discourage attempts to acquire us, which could depress the market price of our common stock.

DESCRIPTION OF OTHER SECURITIES

We will set forth, in the applicable prospectus supplement, a description of any warrants, depositary shares, purchase contracts, purchase units or guarantees (other than guarantees by Parent of debt securities issued by Pfizer Singapore or Pfizer Netherlands) that may be offered pursuant to this prospectus.

SELLING SECURITYHOLDERS

Selling securityholders are persons or entities that, directly or indirectly, have acquired or will from time to time acquire from us, our securities in various private transactions. Such selling securityholders may be parties to registration rights agreements with us, or we otherwise may have agreed or will agree to register their securities for resale. The initial purchasers of our securities, as well as their transferees, pledgees, donees or successors, all of whom we refer to as “selling securityholders,” may from time to time offer and sell the securities pursuant to this prospectus and any applicable prospectus supplement.

The applicable prospectus supplement will set forth the name of each selling securityholder and the number of and type of securities beneficially owned by such selling securityholder that are covered by such prospectus supplement. The applicable prospectus supplement also will disclose whether any of the selling securityholders have held any position or office with, have been employed by or otherwise have had a material relationship with us during the three years prior to the date of the prospectus supplement.

PLAN OF DISTRIBUTION

Parent, Pfizer Singapore, Pfizer Netherlands and any selling securityholder may sell the securities offered by this prospectus from time to time in one or more transactions, including without limitation:

•	to or through underwriters, brokers or dealers;

•	through agents;

•	on any national exchange on which the securities offered by this prospectus are listed or any automatic quotation system through which the securities may be quoted;

•	directly to one or more purchasers; or

•	through a combination of any of these methods.

In addition, Parent, Pfizer Singapore, Pfizer Netherlands or any selling securityholder, may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement.

Parent, Pfizer Singapore, Pfizer Netherlands and any selling securityholder may sell the securities offered by this prospectus at:

•	a fixed price or prices, which may be changed;

•	market prices prevailing at the time of sale;

•	prices related to such prevailing market prices; or

•	negotiated prices.

We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers, and their compensation in a prospectus supplement.

LEGAL MATTERS

Margaret M. Madden, Parent’s Senior Vice President and Corporate Secretary, Chief Governance Counsel, will pass upon the validity of the securities for us. Ms. Madden beneficially owns, or has the right to acquire under our employee benefit plans, an aggregate of less than 1% of the outstanding shares of Parent’s common stock.

EXPERTS

The consolidated financial statements of Parent and Subsidiary Companies as of December 31, 2024 and 2023, and for each of the years in the three-year period ended December 31, 2024, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2024 have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

Parent files annual, quarterly and special reports, proxy statements and other information with the SEC. Parent’s SEC filings are available at the Internet website maintained by the SEC at http://www.sec.gov. The filings are also available on Parent’s website at http://www.pfizer.com.

THIS PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED IN OR DELIVERED WITH THIS PROSPECTUS. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS AND IN THE DOCUMENTS THAT WE HAVE INCORPORATED BY REFERENCE IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM OR IN ADDITION TO THE INFORMATION CONTAINED IN THIS PROSPECTUS AND IN THE DOCUMENTS THAT WE HAVE INCORPORATED BY REFERENCE IN THIS PROSPECTUS. WE TAKE NO RESPONSIBILITY FOR, AND CAN PROVIDE NO ASSURANCE AS TO THE RELIABILITY OF, ANY OTHER INFORMATION THAT OTHERS MAY GIVE YOU.

We incorporate information into this prospectus by reference, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except to the extent superseded by information contained in this prospectus or by information contained in documents filed with the SEC after the date of this prospectus. This prospectus incorporates by reference the documents set forth below that have been previously filed with the SEC; provided, however, that we are not incorporating any documents or information deemed to have been furnished rather than filed in accordance with SEC rules. These documents contain important information about us and our financial condition.

•	Parent’s Annual Report on Form 10-K for the year ended December 31, 2024, filed on February 27, 2025;

•	Parent’s Quarterly Report on Form 10-Q for the quarter ended March 30, 2025, filed on May 5, 2025;

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Portions of Parent’s Definitive Proxy Statement on Schedule 14A, filed on March  13, 2025, that are incorporated by reference into Part III of Parent’s Annual Report on Form 10-K for the year ended December 31, 2024;

•	Parent’s Current Reports on Form 8-K, filed on April 28, 2025 and April 29, 2025 (soleley with respect to Item 2.05); and

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The description of Parent’s common stock set forth in Exhibit 4.26 to Parent’s Annual Report on Form 10-K for the year ended December 31, 2024, filed on February 27, 2025, and including any amendments or reports filed for purposes of updating such description.

We also incorporate by reference any future filings made by Parent with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this prospectus and the date all of the securities offered by this prospectus are sold or the offering is otherwise terminated, with the exception of any information furnished under Item 2.02 and Item 7.01 of Form 8-K, which is not deemed filed and which is not incorporated by reference in this prospectus. Any such filings shall be deemed to be incorporated by reference and to be a part of this prospectus from the respective dates of filing of those documents.

We will provide without charge upon written or oral request to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any and all of the documents which are incorporated by reference in this prospectus but not delivered with this prospectus (other than exhibits unless such exhibits are specifically incorporated by reference in such documents). You may request a copy of these documents by writing or telephoning us at:

Senior Vice President and Corporate Secretary

Pfizer Inc.

66 Hudson Boulevard East,

New York, New York 10001-2192

(212) 733-2323

The information contained on our website, our Facebook, YouTube and LinkedIn Pages or our X (formerly known as Twitter) accounts does not, and shall not be deemed to, constitute a part of this prospectus.

ENFORCEMENT OF CIVIL LIABILITIES AND SERVICE OF PROCESS

The indentures and debt securities of both Pfizer Singapore and Pfizer Netherlands will be governed by New York law. Pfizer Singapore is a private company limited by shares incorporated under the laws of the Republic of Singapore and has no assets or operations, and will have no assets or operations, other than as related to the issuance, administration and repayment of any debt securities it has issued and may issue in the future that are fully and unconditionally guaranteed by Parent. Pfizer Netherlands is a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) under Dutch law, with its official seat (statutaire zetel) in Rotterdam, the Netherlands, and has no assets or operations, and will have no assets or operations, other than as related to the issuance, administration and repayment of any debt securities it may issue in the future that are fully and unconditionally guaranteed by Parent. In addition, some of the directors, and all or a substantial portion of the assets of Pfizer Singapore and Pfizer Netherlands, are, or will be located, outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon Pfizer Singapore or Pfizer Netherlands or to enforce against Pfizer Singapore or Pfizer Netherlands in United States courts, judgments obtained in such courts predicated upon the civil liability provisions of the federal securities laws of the United States. Pfizer Singapore and Pfizer Netherlands have, however, agreed to appoint Parent to be their authorized agent for service of process with respect to actions based on offers and sales of debt securities made in the United States and other violations of United States securities laws.

Singapore

There is uncertainty as to whether judgments of courts in the United States based upon the civil liability provisions of the federal securities laws of the United States would be recognized or enforceable in Singapore courts, and there is doubt as to whether Singapore courts would enter judgments in original actions brought in Singapore courts based solely upon the civil liability provisions of the federal securities laws of the United States. A final and conclusive judgment in the federal or state courts of the United States under which a fixed sum of money is payable, other than a sum payable in respect of taxes, fines, penalties or similar charges, may be subject to enforcement proceedings as a debt in the courts of Singapore under the common law.

Civil liability provisions of the federal and state securities law of the United States permit the award of punitive damages against Pfizer Singapore and its directors. Singapore courts may not recognize or enforce judgments against Pfizer Singapore and its directors to the extent that the judgment is punitive or penal. It is uncertain as to whether a judgment of the courts of the United States under civil liability provisions of the federal securities law of the United States would be determined by the Singapore courts to be or not be punitive or penal in nature. The Singapore courts also may not recognize or enforce a foreign judgment if the foreign judgment is inconsistent with a prior local judgment, contravenes public policy, or amounts to the direct or indirect enforcement of a foreign penal, revenue or other public law.

The Netherlands

If a judgment is obtained in a court in the United States against Pfizer Netherlands or our directors you will need to enforce such judgment in jurisdictions where Pfizer Netherlands (if any) or the relevant director has assets. It could be difficult or impossible for you to bring an action against Pfizer Netherlands or against these individuals outside of the United States in the event that you believe that your rights have been infringed under the applicable securities laws or otherwise. Even if you are successful in bringing an action of this kind, the laws outside of the United States could render you unable to enforce a judgment against Pfizer Netherlands’ assets (if any) or the assets of our directors. While the enforceability of United States court judgments outside the

United States is described below for the Netherlands, you should consult with your own advisors as needed to enforce a judgment in the Netherlands or elsewhere outside the United States.

There is no treaty regarding the reciprocal recognition and enforcement of judicial decisions (other than arbitration awards) in civil and commercial matters between the United States and the Netherlands. With respect to choice of court agreements in civil or commercial matters, the Hague Convention on Choice of Court Agreements has entered into force for the Netherlands but not for the United States. Furthermore, the Hague Convention on Choice of Court Agreements does not apply to one-sided exclusive jurisdiction clauses. Therefore, an executable judgment rendered by any competent federal or state court in the United States, would not be automatically recognized or enforceable in the Netherlands unless the underlying claim is re-litigated before a Dutch court of competent jurisdiction. However, a final judgment obtained in a competent federal or state court in the United States, and not rendered by default, which is not subject to appeal or other means of contestation and is enforceable in the United States with respect to the payment of obligations of a Dutch company (such as Pfizer Netherlands) under documents expressed to be subject to the laws of the State of New York would generally be upheld and be regarded by a Dutch court as conclusive evidence when asked to render a judgment in accordance with the judgment rendered by a competent federal or state court in the United States, without substantive re-examination or re-litigation of the merits of the subject matter thereof, if (i) that judgment has been rendered by a court of competent jurisdiction, in accordance with the principles of due justice, its contents and enforcement do not conflict with Dutch public policy (openbare orde) and it has not been rendered in proceedings of a criminal law or revenue or other public law nature, (ii) the jurisdiction of the competent court has been based on grounds that are internationally acceptable, (iii) the judgment was rendered in legal proceedings that comply with the standards of the proper administration of justice that includes sufficient safeguards (behoorlijke rechtspleging) and (iv) the judgment is not incompatible with a decision rendered between the same parties by a Dutch court, or with a previous decision rendered between the same parties by a foreign court in a dispute that concerns the same subject and is based on the same cause, provided that the previous decision qualifies for acknowledgement in the Netherlands. Dutch courts may deny the recognition and enforcement of punitive damages or other awards. If a Dutch court upholds and regards as conclusive evidence the final judgment of the U.S. court, the Dutch court will generally grant the same judgment without litigating again on the merits. Even if a judgment of a court in the United States is given conclusive effect, a claim based thereon may, however, still be rejected if the judgment is no longer enforceable. Moreover, if a judgment of a court in the United States is not final (for instance when appeal is possible or pending) a competent Dutch court may postpone recognition until such judgment will have become final, refuse recognition under the understanding that recognition can be asked again once such judgment of the court of the United States will have become final, or impose as a condition for recognition that security is posted.

Any enforcement of foreign judgments in the Netherlands will be subject to the applicable rules of civil procedure in the Netherlands. A Dutch court has the authority to make an award in a foreign currency. However, enforcement against assets in the Netherlands of a judgment for a sum of money expressed in foreign currency would be executed in Dutch legal tender and the applicable rate of exchange prevailing at the date of payment.

A Dutch court may reduce the amount of damages granted by a United States court and recognize damages only to the extent that they are necessary to compensate actual losses or damages. Enforcement and recognition of judgments of U.S. courts in the Netherlands are solely governed by the provisions of the Dutch Code of Civil Procedure (Wetboek van Burgerlijke Rechtsvordering). Based on the foregoing, there can be no assurance that U.S. investors will be able to enforce any judgments obtained in U.S. courts in civil and commercial matters, including judgments under the U.S. federal securities laws.

Enforcement of obligations before a Dutch court will be subject to the degree to which the relevant obligations are enforceable under their governing law, to the nature of the remedies available in Dutch courts, the acceptance by such courts of jurisdiction, the effect of provisions imposing prescription periods and to the availability of defenses such as set off (unless validly waived) and counter-claim; specific performance may not always be awarded. Finally, according to Dutch law, under certain conditions, a company may elect a domicile that is different from its actual domicile. However, Pfizer Netherlands’ Dutch counsel is not aware of any statutory or case law confirming this includes the ability for the Issuer to validly elect a domicile outside the Netherlands for service of process purposes.